   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1997
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      ONYX ACCEPTANCE GRANTOR TRUST 1997-1
                     (ISSUER WITH RESPECT TO CERTIFICATES)
                            ------------------------

                     ONYX ACCEPTANCE FINANCIAL CORPORATION
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         9999                        33-0639768
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NO.)          IDENTIFICATION NO.)

                            ------------------------

                      8001 IRVINE CENTER DRIVE, 6TH FLOOR
                                IRVINE, CA 92618
                                 (714) 753-1191
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              REGAN E. KELLY, ESQ.
                            EXECUTIVE VICE PRESIDENT
                      8001 IRVINE CENTER DRIVE, 5TH FLOOR
                                IRVINE, CA 92618
                                 (714) 450-5500
            (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             ROGER M. COHEN, ESQ.                         SUSAN M. CURTIS, ESQ.
       BROBECK, PHLEGER & HARRISON LLP             SKADDEN, ARPS, SLATE, MEAGHER & FLOM
       4675 MACARTHUR COURT, SUITE 1000                      919 THIRD AVENUE
         NEWPORT BEACH, CA 92660-1846                    NEW YORK, NEW YORK 10022

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this
Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                 PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
     TITLE OF EACH CLASS OF       AMOUNT TO BE    OFFERING PRICE       AGGREGATE      REGISTRATION
  SECURITIES TO BE REGISTERED      REGISTERED        PER UNIT       OFFERING PRICE         FEE
----------------------------------------------------------------------------------------------------
  % Auto Loan Pass-Through
Certificates, Series 1997-1.....   $1,000,000          100%           $1,000,000         $303.03
====================================================================================================

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED               , 1997
PROSPECTUS
                                $

[LOGO]                ONYX ACCEPTANCE GRANTOR TRUST 1997-1
                 % AUTO LOAN PASS-THROUGH CERTIFICATES, SERIES 1997-1

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller

                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer
                            ------------------------

    The     % Auto Loan Pass-Through Certificates (the "Certificates") will represent undivided fractional interests in the Onyx Acceptance Grantor Trust 1997-1 (the "Trust") to be formed by Onyx Acceptance Financial Corporation (the "Seller"), a wholly-owned, limited purpose finance subsidiary of Onyx Acceptance Corporation ("Onyx"). The Trust property will include a pool of fixed rate Rule of 78's and Simple Interest Method motor vehicle retail installment sales contracts (the "Initial Contracts") secured by new and used automobiles and light-duty trucks (the "Initial Financed Vehicles"), certain monies due under the Initial Contracts on or after March 1, 1997 (the "Cut-Off Date"), security interests in the Initial Financed Vehicles, the benefits of an irrevocable principal/interest surety bond (the "Surety Bond") issued by Capital Markets Assurance Corporation (the "Insurer"), monies on deposit in a trust account (the "Pre-Funding Account") to be established with the trustee of the Trust (the "Trustee") and certain other property, all as more fully described herein. The
initial aggregate principal balance of the Certificates will be $        (the
"Original Certificate Balance"). The Original Certificate Balance will consist of the Aggregate Scheduled Balance (as defined herein) of the Initial Contracts
as of the Cut-Off Date, which will be $        , and the amount on deposit in
the Pre-Funding Account, which will be $        (the "Pre-Funded Amount"). From
time to time on or before June   , 1997, the Pre-Funded Amount will be used for
purchase by the Trust of additional Rule of 78's and Simple Interest Method contracts (the "Subsequent Contracts" and together with the Initial Contracts, the "Contracts") secured by new and used automobiles and light duty trucks (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"). Onyx will act as servicer of the Contracts (the "Servicer").

    Interest on the Certificates at the Pass-Through Rate of     % per annum
(each, an "Interest Distribution"), will be distributed to the Certificateholders on the 15th day of each month (or, if the 15th day is not a Business Day, the following Business Day) (each, a "Distribution Date") commencing April 15, 1997 and ending on September 15, 2003 (the "Final Distribution Date"). Payments of principal, as well as the principal balance of liquidated contracts and contracts repurchased by the Seller and purchased by the Servicer (the "Principal Distribution"), will be distributed to Certificateholders on each Distribution Date as described herein. In addition, the Principal Distribution on the Distribution Date immediately following the
end of the Funding Period, which shall occur on or before June   , 1997, will
include all amounts remaining on deposit in the Pre-Funding Account.

    It is a condition of issuance that the Certificates be rated in the highest category by two nationally recognized rating agencies based primarily on the issuance of the Surety Bond by the Insurer. Under the Surety Bond, the Insurer has unconditionally and irrevocably guaranteed payment of the Interest Distribution and the Principal Distribution on each Distribution Date, including the Final Distribution Date. See "The Certificates and the Agreement -- The Surety Bond."

    The Certificates will initially be represented by certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances described herein.

    There is currently no secondary market for the Certificates, and there will not be any application to list the Certificates on an exchange. The Underwriter expects, but is not obligated, to make a market in the Certificates. There is no assurance that any such market will develop or if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.
                            ------------------------
     SEE "RISK FACTORS" AT PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.
                            ------------------------
    THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND ARE NOT INSURED OR
     GUARANTEED BY THE SELLER, ONYX OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

==========================================================================================================
                                             PRICE TO             UNDERWRITING         PROCEEDS TO THE
                                            PUBLIC(1)               DISCOUNT             SELLER(1)(2)
----------------------------------------------------------------------------------------------------------
Per Certificate......................           %                      %                      %
----------------------------------------------------------------------------------------------------------
Total................................           $                      $                      $
==========================================================================================================

(1) Plus accrued interest, if any, calculated from March   , 1997.
(2) Before deducting expenses payable by the Seller estimated to be $      .
                            ------------------------

    The Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to various prior conditions, including its right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form,
on or about March   , through the facilities of DTC.
                            ------------------------

                              MERRILL LYNCH & CO.
                            ------------------------

                 The date of this Prospectus is March   , 1997.

LOGO

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Seller, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048 and at the Northwestern Atrium Building, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Servicer, and the address is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, and such reports can be obtained as described above. Such reports will include Current Reports on Form 8-K filed after each Distribution Date, and an Annual Report on Form 10-K. Such reports will contain certain financial information regarding the Trust, including the Distribution Date Statement which will be furnished monthly to Certificateholders as described under "Reports to Certificateholders" below. Reports on Form 8-K and Form 10-K will not be filed for any period which ends after December 31, 1997, however, the Certificateholders will continue to receive the Distribution Date Statement monthly, as described below.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued (which will occur under the limited circumstances described herein), the unaudited monthly Distribution Date Statements and unaudited annual reports concerning the Trust which are described herein under "Additional Provisions of the Agreement -- Statements to Certificateholders" and are prepared by the Servicer, will be sent by the Trustee only to Cede & Co. as the nominee of DTC and the registered holder of the Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. These reports may be obtained by Certificate Owners by a request in writing to the Trustee. See "The Certificates and the Agreement -- Book-Entry Registration." The Seller does not intend to send any of its financial reports to the Certificateholders.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus. See the Index of Principal Definitions for the location herein of the definitions of certain capitalized terms. An investment in the Certificates involves various risks, and potential purchasers should carefully consider the matters discussed under "Risk Factors" herein in considering an investment in the Certificates.

Issuer.....................  Onyx Acceptance Grantor Trust 1997-1 (the "Trust"),
                             to be formed by Onyx Acceptance Financial
                             Corporation (the "Seller") pursuant to the Pooling and Servicing Agreement, to be dated as of March 1, 1997 (the "Agreement"), among the Seller, Onyx Acceptance Corporation (the "Servicer") and Bankers Trust Company (the "Trustee").

Securities Offered.........       % Auto Loan Pass-Through Certificates (the
                             "Certificates") representing fractional undivided interests in the Trust. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof. See "The Certificates and the Agreement -- General."

Initial Certificate
Balance....................  $          . The initial principal balance of the
                             Certificates is equal to the aggregate Cut-Off Date
                             Scheduled Balance of the Initial Contracts and the Pre-Funded Amount. The "Cut-Off Date Scheduled
                             Balance" means, with respect to any Initial
                             Contract, the principal balance of such Initial
                             Contract calculated in accordance with the Rule of 78's or Simple Interest Method as of the Cut-Off
                             Date and with respect to any Subsequent Contract, the principal balance of such Subsequent Contract calculated in accordance with the Rule of 78's or Simple Interest Method on the related Subsequent
                             Transfer Date. See "The Contracts."

Seller.....................  Onyx Acceptance Financial Corporation, a wholly owned subsidiary of Onyx Acceptance Corporation ("Onyx"). The Seller's principal executive offices are located at 8001 Irvine Center Drive, 6th Floor, Irvine, California 92618 and its telephone number is (714) 753-1191. See "The Seller." All of the Contracts will have been purchased by the Seller from Onyx. Substantially all of the Contracts will have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts will have been originated by Onyx itself. See "The Onyx Portfolio of Motor Vehicle Contracts."

Servicer...................  Onyx. The Servicer's principal executive offices are located at 8001 Irvine Center Drive, 5th Floor, Irvine California 92618 and its telephone number is
                             (714) 450-5500. See "The Servicer."

Trustee....................  Bankers Trust Company.

Trust Property.............  The Trust's assets (the "Trust Property") will include: (i) a pool of fixed rate motor vehicle retail installment sales contracts (the "Initial
                             Contracts") of which      % of the Aggregate
                             Scheduled Balance as of the Cut-Off Date are Rule
                             of 78's Contracts and      % of the Aggregate
                             Scheduled Balance as of the Cut-Off Date are Simple Interest Contracts, and all of which were purchased from the Seller and secured by new and used automobiles and light-duty trucks (the "Initial Financed Vehicles"), (ii) certain documents relating to the Initial Contracts, (iii) certain monies due under the Initial Contracts on or after March 1, 1997 (the "Cut-Off Date"), (iv) security interests in the Initial

                             Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Initial Financed Vehicles or the individual obligors under each related Initial Contract and the right to certain proceeds under the Blanket Insurance Policy, (v) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments), (vi) the benefits of an irrevocable principal/interest surety bond (the "Surety Bond") issued by Capital Markets Assurance Corporation (the "Insurer"), (vii) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances, (viii) all right, title and interest of the Seller under the Yield Supplement Agreement, dated as of March 1, 1997 between the Seller and Onyx (the "Yield Supplement Agreement"),
                             (ix) funds on deposit in a trust account established for the benefit of the Certificateholders (the "Pre-Funding Account") and
                             (x) all proceeds of the foregoing. From time to time during the Funding Period, and as frequently as each Business Day (each such day a "Subsequent Transfer Date"), the Trust will purchase from the Seller with monies on deposit in the Pre-Funding Account, additional Rule of 78's and Simple Interest Method contracts (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by new and used automobile and light-duty trucks (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"). As of each such Subsequent Transfer Date, the Trust Property will include the Subsequent Contracts delivered to the Trustee on such Subsequent Transfer Date, certain documents relating to the Subsequent Contracts, certain monies due under the Subsequent Contracts after the related Subsequent Transfer Dates, security interests in the Subsequent Financed Vehicles and the right to receive proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related obligors, and all proceeds of the foregoing. See "The Trust."

Pass-Through Rate..........       % per annum, payable monthly at one-twelfth
                             the annual rate and calculated on the basis of a 360-day year of twelve 30-day months.

Distribution Date..........  The 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day) commencing April 15, 1997 (each a "Distribution Date"). A "Business Day" is a day other than a Saturday, Sunday or other day on which commercial banks located in California or New York are authorized or obligated to be closed.

Final Distribution Date....  September 15, 2003.

Interest Distribution......  On each Distribution Date, monthly interest (the
                             "Interest Distribution") in an amount equal to the product of one-twelfth of the Pass-Through Rate and the Certificate Balance as of the end of the immediately preceding Collection Period will be distributed to the Certificateholders of record on a pro rata basis as of the Business Day immediately preceding such Distribution Date. The "Certificate
                             Balance" will initially equal $          (the
                             "Original Certificate Balance") and as of any Distribution Date will equal the Original Certificate Balance, reduced by all previous Principal Distributions, including any amounts from the Pre-Funding Account which are distributed to Certificateholders on the Distribution Date immediately following the end of the Funding Period. Interest will be paid (i) to the extent of the portion of the Certificate

                             Balance represented by Contracts, from collections received on the Contracts on deposit in the Collection Account or previously collected and available for distribution, (ii) to the extent of the portion of the Certificate Balance represented by the Pre-Funded Amount from investment earnings thereon, and from payments under the Yield Supplement Agreement. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, that with respect to Liquidated Contracts (as defined below) the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date the "Collection Period" for Liquidated Contracts will be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date. See "The Certificates and the Agreement -- Distribution of Principal and Interest."

Principal Distribution.....  On each Distribution Date, Principal Distributions for the related Collection Period will be passed through to the Certificateholders. The "Principal Distribution" on any Distribution Date is the Aggregate Scheduled Balance Decline (as defined below) during the related Collection Period and, with respect to the Distribution Date immediately following the end of the Funding Period, any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account. The Principal Distribution on the Final Distribution Date will include the Aggregate Scheduled Balance of all Contracts that are outstanding at the end of the Collection Period immediately prior to the Final Distribution Date. The "Aggregate Scheduled Balance Decline" for any Distribution Date is the sum of
                             (x) the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period (excluding any Subsequent Contracts added during the related Collection Period) and (y) the amount by which the Aggregate Scheduled Balance of the Subsequent Contracts (determined as of each related Subsequent Transfer Date) transferred to the Trust during the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period. The "Aggregate Scheduled Balance" of the Contracts is the sum of the Scheduled Balance of each Contract. The "Scheduled Balance" of a Rule of 78's Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of each scheduled payment of principal and interest due on such Contract (the "Monthly P&I") on or prior to the date of calculation that is allocated to principal under the Recomputed Actuarial Method. The Scheduled Balance of a Simple Interest Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly P&I on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. The Scheduled Balance of any Contract that is a Liquidated Contract or that has been purchased by the Servicer or repurchased by the Seller will equal zero. A "Liquidated Contract" is a Contract that (a) is the subject of a Full Prepayment, (b) is a Defaulted Contract and with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received, (c) is paid in full on or after its Maturity Date or (d) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds constituting the final amounts recoverable have not been received; provided, however, that in any event a Contract that is delinquent in the amount of five monthly payments at the end of a Collection Period is a Liquidated Contract. A "Defaulted Contract" with respect to any Collection Period is a Contract (a) which is, at the end of such Collection Period, delinquent in the amount of two monthly payments or (b) with respect to which the related Financed Vehicle has been repossessed or repossession efforts have been commenced. See "The Contracts" and "The Certificates and the Agreement -- Distributions of Principal and Interest."

The Pre-Funding Account....  The Pre-Funding Account will be maintained in the name of the Trustee for the benefit of the Certificateholders and is designed solely to hold funds to be applied by the Trustee during the Funding Period (as defined herein) to pay to the Seller the purchase price for Subsequent Contracts. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or otherwise make any payments with respect to the portion of the Certificate Balance represented by Contracts. Interest on the portion of the Certificate Balance represented by the Pre-Funded Amount will be payable from earnings received by the Trustee during the related Collection Period from investment of the Pre-Funded Amount on deposit in the Pre-Funding Account and from payments made under the Yield Supplement Agreement, and will not be payable from collections on the Contracts.

                             The Pre-Funding Account will be created with an
                             initial deposit by the Seller of $            (the
                             "Pre-Funded Amount"). The "Funding Period" will be the period from the date the Certificates are issued (the "Closing Date") until the earliest to occur of (i) the date on which the remaining Pre-Funded Amount is less than $20,000, (ii) the date on which an Event of Default occurs or (iii)
                             the close of business on June   , 1997. During the
                             Funding Period, on one or more Subsequent Transfer Dates (as defined herein), the Pre-Funded Amount will be applied to purchase Subsequent Contracts from the Seller. The Seller expects that the Pre-Funded Amount will be reduced to less than $20,000 by the scheduled end of the Funding Period, although no assurances can be given in this regard. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as principal to Certificateholders on the immediately following Distribution Date. See "The Certificates and the Agreement -- General" and "The Certificates and the Agreement -- The Pre-Funding Account; Mandatory Partial Prepayment of the Certificates."

Mandatory Partial
Prepayment.................  The Certificates will be prepaid in part on the
                             Distribution Date immediately succeeding the date on which the Funding Period ends in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the sale to the Trust of all Subsequent Contracts sold to the Trust during the Funding Period, including any such acquisition and conveyance on the date on which the Funding Period ends (a "Mandatory Partial Prepayment"). The amount to be distributed to Certificateholders in connection with any Mandatory Partial Prepayment will equal the remaining Pre-Funded Amount. See "The Certificates and the Agreement -- The Pre-Funding Account; Mandatory Partial Prepayment of the Certificates."

Yield Supplement...........  Onyx will enter into the Yield Supplement Agreement with the Seller, and the Seller will assign its interest therein to the Trust. The purpose of the Yield Supplement Agreement is to cover the shortfall between (a) interest distributable on, and premium payable to the Insurer allocable to, the portion of the Certificate Balance represented by the Pre-Funded Amount, and (b) interest which will be earned by the Trust on the Pre-Funded Amount prior to the time it is used to purchase Subsequent Contracts. The Yield Supplement Agreement will be in effect from the Closing Date until July 15, 1997, which is the Distribution Date following the end of the Funding Period. The Yield Supplement Agreement will provide for payment of the Yield Supplement Amount on or before five business days prior to each Distribution Date, ending with the Distribution Date on July 15, 1997. The "Yield Supplement Amount" with respect to any Collection Period is an amount equal to the difference between (a) the sum of (i) one month's interest on the Pre-Funded Amount on deposit in the Pre-Funding Account as of the first day of such Collection Period at the Pass-Through Rate and (ii) the portion of the premium payable to the Insurer allocable to the Pre-Funded Amount, and (b) the earnings received by the Trustee during the related Collection Period from investment of the Pre-Funded Amount on deposit in the Pre-Funding Account.

                             The obligation of Onyx to pay the Yield Supplement Amount will be secured by funds on deposit in a segregated trust account to be maintained for the benefit of the Certificateholders and the Insurer (the "Yield Supplement Reserve Account"). The amount required to be deposited in the Yield Supplement Reserve Account will initially be equal to the maximum Yield Supplement Amount that may become owing under the Yield Supplement Agreement assuming that with respect to the Pre-Funded Amount during the Funding Period, a certain rate of interest (set forth in the Agreement) is earned and no Subsequent Contracts are purchased. On each Subsequent Closing Date, certain amounts shall be released to Onyx from the Yield Supplement Reserve Account with respect to Subsequent Contracts acquired by the Trust on each Subsequent Transfer Date since the preceding Subsequent Closing Date, or the Closing Date, as the case may be. See "The Certificates and the Agreement -- Yield Supplement Agreement and Yield Supplement Reserve Account."

Servicing Fee..............  The Servicer will be responsible for managing, administering, servicing, and making collections on the Contracts. Compensation to the Servicer will consist of a monthly fee (the "Servicing Fee"), payable from the Trust to the Servicer on each Distribution Date, in an amount equal to the product of one-twelfth of 1.00% per annum (the "Servicing Fee Rate") multiplied by the Pool Balance as of the close of the preceding Collection Period. The "Pool Balance" as of any date is the Aggregate Scheduled Balance of the Contracts as of such date, excluding those Contracts which, as of such date, have become Liquidated Contracts or have been repurchased by the Seller or purchased by the Servicer. As additional compensation, the Servicer will be entitled to any late fees and other administrative fees and expenses or similar charges collected with respect to the Contracts. The Servicer or its designee will also receive as servicing compensation investment earnings on Eligible Investments and the amount, if any, by which the outstanding principal balance of a Rule of 78's Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. See "The Certificates and the
                             Agreement -- Servicing Fee."

Surety Bond................  On the Closing Date, the Insurer will issue a principal/interest surety bond (the "Surety Bond") to the Trustee pursuant to an Insurance and Reimbursement Agreement (the "Insurance
                             Agreement"), dated as of March   , 1997, among the
                             Insurer, Onyx, the Seller and the Trustee. Pursuant to the Surety Bond, the Insurer will unconditionally and irrevocably guarantee payment of the Interest Distribution and Principal Distribution on each Distribution Date to the Trustee for the benefit of the Certificateholders. If on the fifth Business Day prior to any Distribution Date (a "Servicer Report Date") the amount on deposit and available in the Collection Account, after giving effect to all amounts deposited or payable from the Pre-Funding Account and the Payahead Account and/or pursuant to the Yield Supplement Agreement with respect to such Distribution Date, is less than the sum of the Servicing Fee, the Principal Distribution and Interest Distribution for the related Distribution Date, the Trustee, by delivering a notice to the Insurer, shall demand payment under the Surety Bond in an amount equal to such deficiency. The Insurer shall pay or cause to be paid such amount to the Trustee for credit to the Collection Account and the Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders on the related Distribution Date. On the Final Distribution Date, to the extent the amount on deposit and available in the Collection Account is less than all remaining unpaid interest and principal on the Certificates, the Insurer shall pay or cause to be paid an amount equal to such shortfall. See "The Certificates and the Agreement -- The Surety Bond."

Contracts..................  Approximately      % of the Aggregate Scheduled
                             Balance of the Initial Contracts as of the Cut-Off
                             Date allocate interest and principal in accordance
                             with the Rule of 78's (the "Rule of 78's
                             Contracts"), and approximately      % in accordance
                             with the Simple Interest Method (the "Simple
                             Interest Contracts"). Approximately      % of the
                             Aggregate Scheduled Balance of the Initial
                             Contracts as of the Cut-Off Date was originated in
                             California,      % in Arizona,      % in Washington
                             and the balance in Hawaii, Nevada and Oregon. The
                             Aggregate Scheduled Balance of the Initial
                             Contracts as of the Cut-Off Date will be
                             approximately $            with a weighted average
                             annual percentage rate of        % and a weighted
                             average remaining term of      months.
                             Substantially all of the Contracts (including the Initial Contracts and Subsequent Contracts) will have been originated by automobile dealerships
                             ("Dealers") and assigned to Onyx, and a limited number of Contracts will have been originated by Onyx itself. All the Contracts will then have been purchased by the Seller from Onyx and by the Trust from the Seller. The Seller is required to repurchase certain of the Contracts under certain circumstances if certain representations and warranties made by the Seller are incorrect in a manner that materially and adversely affects the Certificateholders or the Insurer. All of the Contracts will have been selected by Onyx from its portfolio of motor vehicle installment sales contracts based upon the criteria specified in the Agreement.

                             No later than the second Business Day following the Business Day on which Onyx originates or acquires a Motor Vehicle Contract during the Funding Period, pursuant to the Purchase Agreement, Onyx will be obligated to sell, and the Seller will be obligated to purchase, those Motor Vehicle Contracts that meet the eligibility requirements at a purchase price equal to the aggregate principal amount thereof. Pursuant to the Agreement and subject to the satisfaction of certain conditions described herein, the Seller will sell Subsequent Contracts to the Trust on each Subsequent Transfer Date. Payment for each such Subsequent Contract sold to the Trust shall be made by release to the Seller from the Pre-Funding Account of an amount equal to the amount paid by the Seller to Onyx for such Subsequent Contract. The aggregate principal balance of the Subsequent Contracts to be conveyed to the Trust during the Funding Period will not
                             exceed $            , the Pre-Funded Amount. On the
                             Business Day preceding the first Distribution Date and on the Business Day preceding each Distribution Date immediately following a Subsequent Transfer Date, (each such date a "Subsequent Closing Date") UCC financing statements with respect to all Subsequent Contracts sold to the Trust since the preceding Subsequent Closing Date (or the Closing Date, in the case of the first Subsequent Closing
                             Date) will be filed and all legal opinions, officers' certificates and other legal documentation with respect to the sale of such Subsequent Contracts to the Trust will be executed and delivered.

                             All collections of Monthly P&I, all prepayments on the Contracts collected by the Servicer and all amounts paid under the Surety Bond will be deposited in or credited to the Collection Account. Partial prepayments of Monthly P&I ("Payaheads") on Rule of 78's Contracts will be transferred on the Servicer Report Date to the Payahead Account, to be applied against future scheduled payments of Monthly P&I. Partial and full prepayments on Simple Interest Contracts will be passed through to Certificateholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. All payments to the Certificateholders will be made from the Collection Account and certain funds remaining in the Collection Account following distributions to Certificateholders and others will be paid to the Insurer to be promptly distributed in accordance with the terms of the Insurance Agreement. See "The Contracts" and "The Certificates and the Agreement -- Payahead Account."

Optional Termination.......  The Servicer may purchase all of the Contracts on any Distribution Date as of which the Pool Balance (after giving effect to the Principal Distribution on such Distribution Date) has declined to 10% or less of the sum of the initial Pool Balance and the aggregate principal balance (as of their respective Subsequent Transfer Dates) of all Subsequent Contracts conveyed to the Trust, subject to certain provisions in the Agreement. See "The Certificates and the Agreement -- Repurchase of Contracts."

Tax Status.................  In the opinion of counsel to the Seller, the Trust will be classified for Federal income tax purposes as a grantor trust and not as a partnership or as an association taxable as a corporation. Certificateholders must report their respective allocable shares of income earned on Trust assets and, subject to certain limitations applicable to individuals, estates and trusts, may deduct their respective allocable shares of reasonable servicing and other fees. See "Certain Tax Consequences."

ERISA Considerations.......  The Certificates may not be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See "ERISA Considerations."

Rating.....................  It is a condition of issuance of the Certificates that they be rated in the highest rating category by two nationally recognized rating agencies. This rating will be based primarily on the issuance of the Surety Bond by the Insurer. See "Risk
                             Factors -- Rating."

Registration of the
Certificates...............  The Certificates will initially be represented by certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in a Certificate through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Trust, except in the event that Definitive Certificates are issued in certain limited circumstances. See "The Certificates and the Agreement."

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no secondary market for the Certificates, and there will be no application to list the Certificates on an exchange. The Underwriter currently intends, but is not obligated, to make a market in the Certificates. However, there can be no assurance that the Underwriter will make such a market, that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

LIMITED OPERATING HISTORY OF ONYX

     All of the Initial Contracts were, and all of the Subsequent Contracts shall be, originally purchased by Onyx from Dealers or originated by Onyx itself in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance data for only a 35 month period with respect to the motor vehicle retail installment sales contracts it purchases and originates. Delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time.

     Onyx is still at an early stage of operations and is subject to all of the risks inherent in the establishment of a new business enterprise and must, among other things, continue to attract, retain and motivate qualified personnel, support and grow its auto lending and contract servicing business, maintain its existing relationships with automobile dealers and develop new relationships with dealers in and beyond Onyx's present market region. Onyx experienced operating losses from inception through December 31, 1995. Onyx's audited operating losses for the year-ended December 31, 1994 and December 31, 1995 were $3.5 million and $3.1 million, respectively.

CERTAIN LEGAL ASPECTS -- THE CONTRACTS

     The transfer of the Contracts to the Trust is subject to the perfection requirements of the Uniform Commercial Code, as in effect in California ("UCC"). The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts and will warrant that the Trust has good title free and clear of liens and encumbrances to each Initial Contract on the date the Certificates are issued (the "Closing Date"). The Seller will covenant to take such actions as are necessary to ensure that the Trust will have good title free and clear of all liens and encumbrances to each Subsequent Contract on each related Subsequent Transfer Date and will deliver all Subsequent Contracts to the Trustee on the related Subsequent Transfer Dates. The Subsequent Contracts delivered on each Subsequent Transfer Date will be physically held by the Trustee. Upon the Subsequent Closing Date, UCC-1 financing statements will be filed with respect to the related Subsequent Contracts to continue and maintain the Trust's perfection therein. The Agreement permits the Servicer with the consent of the Insurer (such consent not to be unreasonably withheld) to hold the Contracts on behalf of the Trustee and the Insurer after the filing of UCC-1 financing statements relating to the perfection of the Trust's security interest in the Contracts. Accordingly, if Onyx or the Seller sell and deliver a Contract to another purchaser, there is a risk that the purchaser could acquire an interest in the Contract superior to the interest of the Trust and the Certificateholders. Onyx will agree in the Agreement to take all necessary action to preserve and protect the Trust's ownership interest in the Contracts. The Seller will represent that each Contract is secured by a Financed Vehicle. After a Contract is purchased or originated by Onyx and the appropriate application is processed by the department of motor vehicles or similar state agency responsible for vehicle records in the state in which the Contract was originated, the certificate of title (or computerized title record in the case of Contracts originated in California, for which there will be no paper certificates) to the Financed Vehicle securing the Contract shows Onyx as the secured party holding a lien in the Financed Vehicle. When Contracts are sold to the Seller and then to the Trust, Onyx remains the secured party named on the related certificates of title (or computerized title records in the case of Contracts originated in California), and such certificates (or electronic records) are not endorsed or otherwise marked to identify the Trustee as secured party, due to the administrative burden and expense of applying to the department of motor vehicles or similar state agency in each of the states of Contract origination to identify the Trustee as secured party, and because retaining Onyx's name as secured party enables Onyx to more efficiently service the Contracts. Even though the Trust is not identified as secured party, because the Trust has a security interest in the Contracts, it is the beneficial owner of the security interest in the related Financed Vehicles. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title (or computerized title record) that, through fraud or negligence, the security interest of the Trust could be released. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. Notwithstanding the failure of the Trust to have obtained a valid, first priority security interest in a Financed Vehicle, the Insurer will remain unconditionally and irrevocably obligated on its guarantee of the Interest Distribution and the Principal Distribution on each Distribution Date. See "Certain Legal Aspects of the Contracts."

CERTAIN LEGAL ASPECTS -- BANKRUPTCY CONSIDERATIONS

     It is intended by Onyx and the Seller that the transfer of the Contracts by Onyx to the Seller constitute a "true sale" of the Contracts to the Seller. If the transfer constitutes such a "true sale," the Contracts and the proceeds thereof would not be part of Onyx's bankruptcy estate should it become the subject of a bankruptcy case subsequent to the transfer of the Contracts to the Seller.

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under the United States Bankruptcy Code or similar state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in distributions on the Certificates could occur or reductions in the amounts of such distributions could result. Notwithstanding the holding by a court that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law, the Insurer will remain unconditionally and irrevocably obligated on the Surety Bond to guarantee payment of the Interest Distribution and Principal Distribution on each Distribution Date. See "The Seller."

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948, (10th Cir. 1993) cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If Onyx or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon Gas court's reasoning, Certificateholders might experience delays in payment or possibly losses on their investment in the Certificates. Counsel to the Seller has advised the Seller that the reasoning of the Octagon Gas case appears to be inconsistent with precedent and the Uniform Commercial Code. See "The Seller."

PREPAYMENT CONSIDERATIONS

     The rate of distribution of principal on the Certificates will depend on the rate of payment (including prepayments, liquidations and repurchases by the Seller or purchases by Onyx under certain conditions) on the Contracts which is not possible to predict and, as discussed under "Mandatory Partial Prepayment" immediately below, on whether sufficient additional Motor Vehicle Contracts are generated for purchase with the Pre-Funded Amount before the end of the Funding Period. Any full prepayments and repurchases of the Contracts can reduce the average life of the Contracts and the aggregate interest received by the Certificateholders over the life of the Certificates. Prepayments on Simple Interest Contracts will shorten the average life of such Contracts and, therefore, of the Certificates, because they will be passed through to Certificateholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. Partial prepayments on Rule of 78's Contracts will be treated as Payaheads and accordingly will not affect the average life of the Contracts because such payments will be held in the name of

Bankers Trust Company, acting on behalf of the Obligors and the Certificateholders, as their interests may appear, until passed through in accordance with the original schedule of payments for such Contracts. See "The Certificates and Agreement -- Payahead Account."

     Onyx began purchasing Motor Vehicle Contracts in February 1994, and thus has records of the historical prepayment experience of its Motor Vehicle Contract portfolio only for the past 35 months. No assurance can be given that prepayments on the Contracts will conform to any historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Contracts. See "-- Limited Operating History of Onyx" and "Maturity and Prepayment Assumptions." Certificateholders will bear all reinvestment risk resulting from the rate of prepayment of the Contracts.

MANDATORY PARTIAL PREPAYMENT

     The rate of distribution of principal on the Certificates will in part depend on whether sufficient additional Motor Vehicle Contracts are generated for purchase with the Pre-Funded Amount before the end of the Funding Period. No assurances can be given that sufficient Subsequent Contracts will be generated to avoid Mandatory Partial Prepayment of the Certificates. In the event Onyx does not generate, for purchase by the Trust, sufficient Subsequent Contracts to avoid Mandatory Partial Prepayment of the Certificates, the weighted average life of the Certificates will be shortened by any such Mandatory Partial Prepayment under the circumstances described under "The Certificates and the Agreement -- The Pre-Funding Account; Mandatory Partial Prepayment of the Certificates." Certificateholders will bear all reinvestment risk resulting from the payment of the Pre-Funded Amount due to Onyx's inability to generate sufficient additional Motor Vehicle Contracts during the Funding Period.

     Upon the occurrence of a Mandatory Partial Prepayment, the holders of Certificates will receive an amount equal to the portion of the Pre-Funded Amount remaining in the Pre-Funding Account. It is anticipated that the aggregate principal amount of Subsequent Contracts sold to the Trust during the Funding Period will not be exactly equal to the Pre-Funded Amount and that therefore there will be at least a nominal amount of principal prepaid to Certificateholders.

GEOGRAPHIC CONCENTRATION

     Economic conditions in the states where the obligors under the Contracts (each, an "Obligor") reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Contracts.
Approximately        % of the Aggregate Scheduled Balance of the Initial
Contracts as of the Cut-Off Date was originated in California,      % in
Arizona,      % in Washington and      % in Hawaii, Nevada and Oregon combined.
Accordingly, adverse economic conditions or other factors particularly affecting California, Arizona or Washington could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Contracts.

LIMITED ASSETS

     The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts and amounts on deposit in the Pre-Funding Account and the right to receive payments under the Surety Bond. The Certificates represent interests solely in the Trust and will not be insured or guaranteed by the Seller, the Servicer, the Trustee or any other person or entity except the Insurer. Consequently, holders of the Certificates will only be able to look to payments on the Contracts and the Surety Bond for payment.

RATING

     It is a condition of issuance of the Certificates that they be rated in the highest rating category by two nationally recognized rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. There can be no assurance that a rating will not be lowered or withdrawn if, in the sole judgment of a rating agency, circumstances in the future so warrant, including a downgrading of the Insurer. The Seller cannot predict with certainty what effect any revision or withdrawal of a rating may have on the liquidity or market value of the Certificates. Such ratings of the Certificates address the likelihood of the timely payment of each scheduled Interest Distribution and Principal Distribution, which are guaranteed by the Insurer pursuant to the Surety Bond. Therefore, the ratings are primarily dependent on the rating of the Insurer, and a change in the Insurer's rating may affect the ratings of the Certificates. See "Description of the Insurer" for a description of the Insurer's rating.

BOOK-ENTRY REGISTRATION

     The Certificates initially will be registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Agreement. Hence, until such time, Certificate Owners will only be able to receive payments from, and exercise the rights of Certificateholders indirectly through, DTC and its participating organizations, and, unless a Certificate Owner requests a copy of any such report from the Trustee, will receive reports and other information provided for only if, when and to the extent provided to Certificate Owners by DTC and its participating organizations. In addition, the ability of Certificate Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See "Description of the Certificates and the Agreement -- Book Entry Registration" and "-- Definitive Certificates."

                                   THE TRUST

     Pursuant to the Agreement, the Seller will establish the Onyx Acceptance Grantor Trust 1997-1 (the "Trust") by selling and assigning the following property to Bankers Trust Company in its capacity as trustee of the Trust (the "Trustee") in exchange for the Certificates executed and authenticated by the
Trustee: (i) the Initial Contracts purchased from the Seller and, in the case of
Subsequent Contracts, Contracts purchased on or before June   , 1997 and secured
by Financed Vehicles, (ii) certain documents relating to the Contracts, (iii) certain monies due under the Contracts on or after the Initial Cut-Off Date or Subsequent Transfer Date, as applicable, (iv) security interests in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the Obligors and the right to certain proceeds under the Blanket Insurance Policy, (v) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding any income on Eligible Investments, which will be paid to the Servicer), (vi) the right of the Seller under the Purchase Agreement to cause Onyx to repurchase certain Contracts under certain circumstances, (vii) all right, title and interest of the Seller under the Yield Supplement Agreement,
(viii) funds on deposit in the Pre-Funding Account, and (ix) all proceeds of the foregoing. The Trust Property will also include the benefits of the Surety Bond of the Insurer, proceeds of which will be available to the Trustee in the event collections from Obligors are insufficient to pay the Interest Distributions and Principal Distributions to Certificateholders and unpaid principal and interest on the Certificates on the Final Scheduled Distribution Date. Each Certificate will represent a fractional undivided interest in the Trust.

     The Pool Balance as of the Cut-Off Date will equal the Aggregate Scheduled Balance of the Initial Contracts as of such date. The Pool Balance will be increased during the Funding Period by the aggregate principal amount of Subsequent Contracts conveyed to the Trust on each Subsequent Transfer Date during the Funding Period. Any such additions of Subsequent Contracts will be conditioned on the compliance with the procedures described in the Agreement. The Seller will confirm on each such Subsequent Transfer Date that the representations and warranties set forth in the Agreement with respect to such Subsequent Contracts are true and correct. The Seller expects that substantially all of the Pre-Funded Amount will be applied to purchase Subsequent Contracts by the scheduled end of the Funding Period; however, there can be no assurance that a sufficient amount of Motor Vehicle Contracts will be available for such purpose. If the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, the remaining portion thereof will be distributed to Certificateholders as a prepayment of principal as described under "The Certificates and the Agreement -- The Pre-Funding Account; Mandatory Partial Prepayment of the Certificates."

     The Trust will be formed for this transaction pursuant to the Agreement and, prior to formation, will have had no assets or obligations. After formation, the Trust will not engage in any activity other than acquiring and holding the Contracts, issuing the Certificates, distributing payments thereon and as otherwise described herein and as provided in the Agreement. The Trust will not acquire any Motor Vehicle Contracts or assets other than the Trust Property and will not have any need for additional capital resources. As the Trust does not have any operating history and will not engage in any significant activity other than issuing the Certificates and making distributions thereon, no historical or pro forma financial statements or ratio of earnings to fixed charges with respect to the Trust have been included.

                 THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

PURCHASE AND ORIGINATION OF MOTOR VEHICLE CONTRACTS

     Onyx's portfolio of retail installment sales contracts and installment loan agreements are secured by new and used automobile and light-duty trucks ("Motor Vehicle Contracts"). The Initial Contracts were, and Subsequent Contracts will be, originated by Dealers and purchased by Onyx, except for a limited number of Initial Contracts and Subsequent Contracts which will be originated by Onyx itself. All of the Initial Contracts were, and Subsequent Contracts will be, subsequently sold to the Seller and then to the Trust. Onyx currently has
agreements with      Dealers, of which      % are franchised new car dealerships
and      % are independent used car dealerships. The Dealers are located in metropolitan areas in the states in which the Contracts are or will be originated, which are California, Arizona, Washington, Oregon, Hawaii and Nevada. Each Dealer from which Onyx purchases Contracts has entered into an agreement with Onyx whereby the Dealer represents that it will comply with federal and state laws regarding motor vehicle financing, that the Dealer will obtain the requisite financial information required of the Obligor in order to extend credit, and that the Dealer will truthfully disclose to Onyx such financial information, the identity of the Obligor and other information in connection with the loan transaction. The Dealers with whom Onyx has agreements and Dealers with whom Onyx would like to have agreements are regularly contacted by Onyx account managers by telephone and in person in an effort to obtain a continued supply of Motor Vehicle Contracts for Onyx to purchase. Before purchasing Contracts from independent used car Dealers, Onyx completes a credit review of the Dealer's financial condition (including a review of financial information provided by the Dealer and a Dun & Bradstreet report on the Dealer) and a review of the underwriting criteria used by the Dealer.

     Approximately        % of the Aggregate Scheduled Balance of the Initial
Contracts as of the Cut-Off Date were originated in California,      % in
Arizona,      % in Washington and the balance in Oregon, Hawaii and Nevada. See
"Risk Factors -- Geographic Concentration." The payment obligations of the Obligor under each Motor Vehicle Contract are secured by the vehicle purchased with the loan proceeds provided under that Motor Vehicle Contract (the "Financed Vehicle").

     Onyx services all of the Motor Vehicle Contracts and will continue to serve as the primary servicer after the Motor Vehicle Contracts are sold by the Seller to the Trust. The servicing functions performed by Onyx include customer service, document filekeeping, computerized account recordkeeping, vehicle title processing and collections.

UNDERWRITING OF MOTOR VEHICLE CONTRACTS

     Onyx underwrites the Motor Vehicle Contracts through its nine regional contract purchasing offices ("Auto Finance Centers"), six of which are in California and one in each of Arizona, Nevada and Washington. Contracts purchased from Hawaii and Oregon are currently underwritten in the California and Washington Auto Finance Centers, respectively. Each Motor Vehicle Contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined either on the basis of the Rule of 78's or the Simple Interest Method. See "The Contracts."

     To evaluate the potential purchase of a Motor Vehicle Contract, Onyx reviews the application package received from the Dealer originating the Motor Vehicle Contract, or in the case of Contracts originated by Onyx the application package received from the Obligor, that sets forth the Obligor's income, liabilities, credit and employment history, and other personal information, as well as a description of the Financed Vehicle that secures the Motor Vehicle Contract. The credit applications do not consist of forms provided by Onyx. However, at the time a Dealer underwrites a Motor Vehicle Contract, Onyx reviews the related application for completeness and for compliance with Onyx's underwriting guidelines and applicable federal and state consumer statutes and regulations. To evaluate credit applications, Onyx reviews information in the application and from credit bureau reports obtained by Onyx.

     Each proposed Motor Vehicle Contract is evaluated using uniform underwriting standards developed by Onyx. These underwriting standards are intended to assess the Obligor's ability to repay all amounts due under the Motor Vehicle Contract and the adequacy of the Financed Vehicle as collateral, based upon a review of the information contained in the Motor Vehicle Contract application. Among the criteria considered by an Onyx credit manager in evaluating the individual applications are (i) stability of the Obligor with specific regard to the Obligor's occupation, length of employment and length of residency, (ii) the Obligor's payment history based on information known directly by Onyx or as provided by various credit reporting agencies with respect to present and past debt, (iii) a debt service-to-gross monthly income ratio test, and (iv) the principal amount of the Motor Vehicle Contract taking into account the age, type and market value of the Financed Vehicle. The general policy of Onyx has been not to allow an Obligor's debt service-to-gross monthly income ratio to exceed 45%.

     After review of an application, an Onyx credit manager, via an electronic system utilized by Onyx, communicates an appropriate decision to the Dealer, or by telephone or otherwise to the Obligor in the case of Motor Vehicle Contracts originated by Onyx, specifying approval (subject to the receipt of the required documentation), denial or a counter-offer on the proposed Motor Vehicle Contract. If the response to the Dealer or Obligor requires stipulations to the approval, (including an additional downpayment, reduction in the term of the financing, or the addition of a co-signer to the Motor Vehicle Contract), these are communicated concurrently to the Dealer or Obligor, and become a condition of the approval. Subsequent to approval, the Dealer will (if Onyx is the chosen source of financing) forward the necessary documentation to Onyx, which consists of the following: (i) a signed application; (ii) the only original and a copy of the executed contract; (iii) an agreement by the Obligor to provide insurance;
(iv) a report of sale or guarantee of title; (v) an application for registration; (vi) a co-signer notification (if applicable); (vii) a copy of any supplemental warranty purchased with respect to the Financed Vehicle; (viii) vehicle valuation documentation acceptable to Onyx; and (ix) any other required documentation.

     Once the appropriate documentation is in hand for funding, the file relating to the Motor Vehicle Contract is ready to forward to an Onyx contract processor for a pre-funding audit. The contract processor then audits such documents for completeness and consistency with the application, providing final approval for purchase of the Motor Vehicle Contract once these requirements have been satisfied (subject to the receipt of the required documentation).

     The amount advanced by Onyx under any Motor Vehicle Contract does not exceed (i) for a new Financed Vehicle, the manufacturer's suggested retail price plus taxes, title and license fees, extended warranty (if any) and credit insurance, or (ii) for a used Financed Vehicle, the value assigned by a nationally recognized used car value guide, plus taxes, title and license fees and extended warranty (if any). However, the actual amount advanced for a Motor Vehicle Contract is often less than the maximum permissible amount depending on a number of factors, including the length of the Motor Vehicle Contract term and the model and year of the Financed Vehicle. These adjustments are made to assure that the Financed Vehicle constitutes adequate collateral to secure the Motor Vehicle Contract. Under no circumstances is the amount advanced for a Motor Vehicle Contract greater than the amount payable by the Obligor with respect to the purchase of the Financed Vehicle.

     Periodically, Onyx makes a detailed analysis of its portfolio of Motor Vehicle Contracts to evaluate the effectiveness of Onyx's credit guidelines. If external economic factors, credit delinquencies or credit losses change, Onyx adjusts its credit guidelines to maintain the asset quality deemed acceptable by Onyx's management. Onyx reviews, on a daily basis, the quality of its Motor Vehicle Contracts by conducting audits of certain randomly selected Motor Vehicle Contracts to ensure compliance with established policies and procedures.

INSURANCE

     Each related Motor Vehicle Contract requires the Obligor to obtain comprehensive and collision insurance with respect to the related Financed Vehicle with Onyx as a loss payee. Onyx does not presently track whether Obligors maintain the required insurance. To protect against Obligors who do not obtain any insurance, or who do not obtain the right type or level of insurance, Onyx has purchased limited comprehensive and collision insurance, referred to as the "Blanket Insurance Policy" coverage. The Blanket Insurance Policy provides Onyx with protection on each uninsured or underinsured Financed Vehicle against total loss, damage or theft. Onyx has obtained its Blanket Insurance Policy from United Financial Casualty Company, which is rated "A" by A.M. Best & Co. For the Blanket Insurance Policy, Onyx is assessed a premium based on each Motor Vehicle Contract acquired. The insurer under the Blanket Insurance Policy is required to settle any claim complying with the policy conditions within 60 days from the date reported. Onyx has paid the premium for the Blanket Insurance Policy allocable to each Initial Contract sold to the Trust prior to such Initial Contract's sale to the Trust and will pay the premium at each Subsequent Closing Date for the Subsequent Contracts. The proceeds under the Blanket Insurance Policy, to the extent they relate to any Contract, will constitute part of the Trust Property.

COLLECTION PROCEDURES

     Collection activities with respect to delinquent Motor Vehicle Contracts are performed by Onyx at its Irvine collection center. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An Obligor is considered delinquent when he or she has failed to make a scheduled payment under the Motor Vehicle Contract within 30 days of the related due date (each, a "Due Date").

     To automate its collection procedures, Onyx uses features of the computer system of its third party service bureau, Online Computer Systems, Inc. ("OCS") to provide tracking and notification of delinquencies. The collection system provides relevant Obligor information (for example, current addresses, phone numbers and loan information) and records of all Motor Vehicle Contracts. The system also records an Obligor's promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to Motor Vehicle Contracts. Onyx utilizes a predictive dialing system centrally located within its Irvine headquarters to make phone calls to Obligors whose payments are past due by more than five days but less than 30 days. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of Obligors from a file of records extracted from Onyx's database. By eliminating time wasted on attempting to reach Obligors, the system gives a single collector, on average, the ability to speak with and work 300 to 350 accounts per day. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. The system also tracks and notifies collection management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all Obligors who cannot be reached by telephone.

     Once an Obligor is 30 days or more delinquent, those accounts are assigned to specific collectors at the Irvine Collection Center who have primary responsibility for such delinquent account until it is resolved. To expedite collections from late paying Obligors, Onyx uses Western Union "Quick Collect," which allows an Obligor to pay at numerous locations any late payments and Onyx to print at its Irvine headquarters a check evidencing the payment. Onyx also uses an automatic payment system that allows an Obligor to authorize Onyx to present a draft on the Obligor's bank account directly to the Obligor's bank for payment to Onyx.

     Generally, after a scheduled payment under a Motor Vehicle Contract continues to be past due for 45 days, Onyx will initiate repossession of the Financed Vehicle. However, if a Motor Vehicle Contract is deemed uncollectible, if the Financed Vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the Obligor voluntarily surrenders the Financed Vehicle, Onyx may repossess it without regard to the length or existence of payment delinquency.

Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. Under the laws of California, Arizona and Washington and the other states in which the Contracts were or will be originated, after repossession the Obligor generally has an additional period of up to 15 days to redeem the Financed Vehicle before the Financed Vehicle may be resold by Onyx in an effort to recover the balance due under the Motor Vehicle Contract.

     Losses may occur in connection with delinquent Motor Vehicle Contracts and can arise in several ways, including inability to locate the Financed Vehicle or the Obligor, or because of a discharge of the Obligor in a bankruptcy proceeding. The current policy of Onyx is to recognize losses at the time a Motor Vehicle Contract is deemed uncollectible or during the month a scheduled payment under a Motor Vehicle Contract becomes 120 days or more past due, whichever occurs first.

     Upon repossession and sale of the Financed Vehicle, any deficiency remaining is pursued against the Obligor to the extent deemed practical by Onyx and to the extent permitted by law. The loss recognition and collection policies and practices of Onyx may change over time in accordance with Onyx's business judgment. However, the Agreement requires that Onyx service the Contracts and collect all amounts due using reasonable care and in at least the same manner as it services and collects amounts due with respect to Motor Vehicle Contracts serviced by it for its own account.

MODIFICATIONS AND EXTENSIONS

     Onyx offers certain credit-related extensions to Obligors. Generally, these extensions are offered only when (i) Onyx believes that the Obligor's financial difficulty has been resolved or will no longer impair the Obligor's ability to make future payments, (ii) the extension will result in the Obligor's payments being brought current, (iii) the total number of credit-related extensions granted on the Motor Vehicle Contract will not exceed three and the total credit-related extensions granted on the Motor Vehicle Contract will not exceed three months in the aggregate, (iv) there have been no credit-related extensions granted on the Motor Vehicle Contract in the immediately preceding twelve months, and (v) Onyx (or its assignee) had held the Motor Vehicle Contract for at least six months. Any deviation from this policy requires the concurrence of Onyx's collection manager and an Auto Finance Center manager.

DELINQUENCY AND LOAN LOSS INFORMATION

     The following tables set forth information with respect to the experience of Onyx relating to delinquencies, loan losses and recoveries for the portfolio of Motor Vehicle Contracts owned and serviced by Onyx on a quarterly basis commencing March 31, 1995. The tables include delinquency information relating to those Motor Vehicle Contracts that were purchased, originated, sold and serviced by Onyx. All of the Motor Vehicle Contracts were originally purchased by Onyx from Dealers or originated by Onyx itself in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance for only a limited time period with respect to the Motor Vehicle Contracts it purchases and originates and thus delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. See "Risk Factors."

     The delinquency and loss levels of the Motor Vehicle Contracts at September 30, 1996 were higher than in prior periods due to the performance of Motor Vehicle Contracts originated in prior quarters through Onyx's North Hollywood Auto Finance Center. The North Hollywood Auto Finance Center had a higher concentration of used car dealerships than Onyx's other Auto Finance Centers, and this concentration of used car dealerships was principally responsible for the deterioration in the performance of Onyx's portfolio during the second and third quarters.

     To address the performance issues of this center, following the end of the second quarter of 1996 management reevaluated all used car dealerships from which Onyx purchases Motor Vehicle Contracts to ensure that such dealerships meet Onyx's underwriting criteria, and Onyx terminated its relationships with a majority of the used car dealerships serviced by the North Hollywood Auto Finance Center. Originations in the North Hollywood office, as a result, have declined in value.

     During the third quarter of 1996 management further enhanced the credit review process by promoting a senior credit manager to the position of Chief Credit Officer and by increasing staffing in the credit review department. This department continues to audit contracts within a few days after funding. The results of the audits are communicated back to the originating office on a daily basis.

               DELINQUENCY EXPERIENCE OF ONYX CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                AT MARCH 31,          AT JUNE 30,         AT SEPTEMBER 30,      AT DECEMBER 31,
                                                    1995                  1995                  1995                  1995
                                             ------------------    ------------------    ------------------    ------------------
                                              AMOUNT      NO.       AMOUNT      NO.       AMOUNT      NO.       AMOUNT      NO.
                                             --------    ------    --------    ------    --------    ------    --------    ------
Servicing portfolio........................  $104,895     9,772    $140,198    13,006    $177,532    16,433    $218,207    20,156
Delinquencies
  30-59 days(1)(2).........................  $    165        18    $    999        65    $  1,420       121    $  1,773       166
  60-89 days(1)(2).........................       171        15         192        14         633        51         603        44
  90+ days(1)(2)...........................        72         7         175        11         439        35         756        56
Total delinquencies as a percent of
  servicing portfolio......................      0.39%     0.40%       0.97%     0.69%       1.40%     1.21%       1.44%     1.32%

                                               AT MARCH 31,          AT JUNE 30,         AT SEPTEMBER 30,       AT DECEMBER 31,
                                                   1996                  1996                  1996                   1996
                                            ------------------    ------------------    -------------------    ------------------
                                             AMOUNT      NO.       AMOUNT      NO.       AMOUNT       NO.       AMOUNT      NO.
                                            --------    ------    --------    ------    --------    -------    --------    ------
Servicing portfolio.......................  $266,251    24,648    $317,054    29,494    $359,104     33,879    $
Delinquencies
  30-59 days(1)(2)........................  $  1,262       122    $  2,317       191    $  2,979        270    $
  60-89 days(1)(2)........................       566        55       1,274       104       1,554        136
  90+ days(1)(2)..........................     1,116        88       1,219        97       1,461        128
Total delinquencies as a percent of
  servicing portfolio.....................      1.11%     1.08%       1.52%     1.33%       1.67%      1.58%          %         %

---------------
(1) Delinquencies include principal amounts only.

(2) The period of delinquency is based on the number of days payments are contractually past due.

                  LOAN LOSS EXPERIENCE FOR THE QUARTERS ENDED
                             (DOLLARS IN THOUSANDS)

                                        MARCH 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MARCH 31,   JUNE 30,   SEPT. 30,   DEC. 31,
                                          1995        1995       1995        1995       1996        1996       1996        1996
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
Number of Contracts outstanding.......     9,772      13,006     16,433      20,156     24,648      29,494     33,879
Period end outstanding................  $104,895    $140,198   $177,532    $218,207   $266,251    $317,054   $359,104    $
Average outstanding...................    88,776     121,892    156,122     197,320    239,601     290,848    337,513
Number of gross charge-offs...........         1          29         60         135        141         231        298
Gross charge-offs.....................  $     12    $     58   $    134    $    345   $    385    $  1,043   $  2,264    $
Net charge-offs(1)....................  $     12    $     56   $    121    $    340   $    371    $    937   $  1,927    $
Net charge-offs as a percent of period
  end outstanding.....................      0.01%       0.04%      0.07%       0.16%      0.14%       0.30%      0.54%          %
Net charge-offs as a percent of
  average outstanding.................      0.01%       0.05%      0.08%       0.17%      0.15%       0.32%      0.57%          %

---------------
(1) Net charge-offs are gross charge-offs minus recoveries of Contracts previously charged off.

                                 THE CONTRACTS

     All of the Contracts will have been purchased by the Seller from Onyx. Substantially all of the Contracts will have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts will have been originated by Onyx itself. See "The Onyx Portfolio of Motor Vehicle Contracts." Each of the Initial Contracts in the Trust is, and all Subsequent Contracts in the Trust will be, fixed rate contracts where the allocation of each payment between interest and principal is calculated using
the Rule of 78's or the Simple Interest Method. Approximately      % of the
Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date allocate interest and principal in accordance with the Rule of 78's (the "Rule
of 78's Contracts"), and approximately      % in accordance with the Simple
Interest Method (the "Simple Interest Contracts"). Rule of 78's Contracts provide for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments, which total represents the principal amount financed plus add-on interest in an amount calculated as if such Contract were a self-amortizing, level-yield Contract bearing interest at a per annum rate equal to the stated annual percentage rate as set forth in the Contract ("APR"). Under the Rule of 78's, the amount of each payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction derived as described below. The fraction used in the calculation of add-on interest earned each month under a contract governed by the Rule of 78's has as its denominator a number equal to the sum of a series of numbers representing the total number of monthly payments due under the Contract. For example, with a Contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the example of a twelve-payment Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the Obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.

     For Simple Interest Contracts, interest due is calculated on the Due Date based on the actual principal balance of the Contract on that date (the "Simple Interest Method"). For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an Obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Contract as a result of early or late payments, as the case may be.

     The purchase price paid by the Trust for each Contract will reflect the principal balance of such Contract as of the Cut-Off Date calculated either under the Rule of 78's or the Simple Interest Method (the "Cut-Off Date Scheduled Balance"). For Rule of 78's Contracts a greater portion of the early payments under a Contract is allocated to interest than would be the case using the actuarial method. Therefore, the Cut-Off Date Scheduled Balance of each Rule of 78's Contract exceeds the amount that would have been its principal balance as of the Cut-Off Date if each Contract had been amortized from origination under the actuarial method. The Trustee and the Servicer intend to account for interest and principal on the Rule of 78's Contracts using the actuarial method, but based on the Cut-Off Date Scheduled Balance. The remaining payments due on a Rule of 78's Contract are not sufficient to amortize the Cut-Off Date Scheduled Balance of such Contract at a yield equal to its APR. Accordingly, in order to amortize the Cut-Off Date Scheduled Balance over the remaining term of the Rule of 78's Contract using the actuarial method of accounting, the Servicer will recompute the effective yield of such Contract based on the remaining payments due and the

Cut-Off Date Scheduled Balance (such yield, stated as a per annum rate, the "Recomputed Yield") and will allocate each payment of Monthly P&I between principal and interest on each Rule of 78's Contract based on the Cut-Off Date Scheduled Balance and the Recomputed Yield for such Contract (such method, the "Recomputed Actuarial Method").

     The Initial Contracts were, and the Subsequent Contracts will be, selected from the Motor Vehicle Contracts in the portfolio of Onyx using the following criteria (the "Eligibility Requirements"). No selection procedures used with respect to the Initial Contracts were, or, with respect to the Subsequent Contracts, shall be, adverse to the Certificateholders or the Insurer.
Approximately      % of the Aggregate Scheduled Balance of the Initial
Contracts, as of the Cut-Off Date, were secured by new Financed Vehicles and
approximately      % of the Aggregate Scheduled Balance of the Initial
Contracts, as of the Cut-Off Date, were secured by used Financed Vehicles. The Seller may not substitute other Motor Vehicle Contracts for the Contracts at any time during the term of the Agreement.

     The Seller has represented that all of the Contracts included, or to be included in the Trust satisfy the following Eligibility Requirements:

          (a) Such Contracts are, or will be, secured by a new or used automobile or light-duty truck;

          (b) Such Contracts have or will have remaining maturity, as of the Cut-Off Date or Subsequent Transfer Date, as applicable, of not more than 72 months;

          (c) Such Contracts have or will have an original maturity of not more than 72 months;

          (d) Such Contracts (i) are, or will be, fully-amortizing fixed rate contracts which provide for level scheduled monthly payments determined on the basis of the Rule of 78's or the Simple Interest Method (except for the last payment, which may be minimally different from the level payments) and
     (ii) have, or will have, a Recomputed Yield that equals or exceeds      %
     (using the Recomputed Yield for the Rule of 78's Contracts);

          (e) Such Contracts are, or will be, secured by Financed Vehicles that, as of the Cut-Off Date or Subsequent Transfer Date as applicable, have not been repossessed without reinstatement;

          (f) Such Contracts have, or will have, no payment more than 30 days past due as of the Cut-Off Date or Subsequent Transfer Date as applicable;

          (g) Such Contracts have, or will have, remaining principal balances, as of the Cut-Off Date or Subsequent Transfer Date as applicable, of at least $500;

          (h) Such Contracts were made to Obligors located in the State of California, Arizona, Hawaii, Nevada, Washington or Oregon; and

          (i) As of the Cut-Off Date or the Subsequent Transfer Date, as applicable, the Seller has not received notice that any of the Obligors under such Contracts has filed for bankruptcy.

     The composition of the Initial Contracts and distribution by APR of the Initial Contracts as of the Cut-Off Date are as set forth in the following tables.

                      COMPOSITION OF THE INITIAL CONTRACTS

      Aggregate principal balance...............................                         $
      Number of Initial Contracts...............................
      Average principal balance outstanding.....................                         $
      Average original amount financed..........................                         $
      Original amount financed (range)..........................                         $
      Weighted average APR......................................                         %
      APR (range)...............................................                         %
      Weighted average original term............................                    months
      Original term (range).....................................                    months
      Weighted average remaining term...........................                    months
      Remaining term (range)....................................                    months

                 DISTRIBUTION BY APRS OF THE INITIAL CONTRACTS

                                                                                       % OF
                                                                                     AGGREGATE
                                              NUMBER OF     % OF        PRINCIPAL      POOL
                    APR RANGE(1)              CONTRACTS   CONTRACTS      BALANCE      BALANCE
        ------------------------------------  ---------   ---------    -----------   ---------
         7.001- 8.000.......................                      %    $                     %
         8.001- 9.000.......................
         9.001-10.000.......................
        10.001-11.000.......................
        11.001-12.000.......................
        12.001-13.000.......................
        13.001-14.000.......................
        14.001-15.000.......................
        15.001-16.000.......................
        16.001-17.000.......................
        17.001-18.000.......................
        18.001-19.000.......................
        19.001-20.000.......................
        20.001-21.000.......................
        21.001 and over.....................
                                              ---------   ---------    -----------   ---------
                  Totals....................                100.00%    $               100.00%
                                              ========     =======      ==========    =======

---------------

(1) The APRs set forth herein are the APRs of the Initial Contracts. Because the principal balance of each Initial Contract sold to the Trust is the Cut-Off Date Scheduled Balance, which in the case of Rule of 78's Contracts is higher than what the principal balance of the Rule of 78's Contracts would have been had principal and interest been allocated from the date of origination in accordance with the actuarial method, the Recomputed Yield for each Initial Rule of 78's Contract is less than the APR of such Initial Contract specified herein. On a weighted average basis, the yield for all the Contracts using the Recomputed Yield for the Initial Rule of 78's
    Contracts, in the aggregate, is      %. See "The Contracts."

               GEOGRAPHIC CONCENTRATION OF THE INITIAL CONTRACTS

                                                                               PERCENTAGE OF
                                                                AGGREGATE        AGGREGATE
                                                 NUMBER OF      PRINCIPAL        PRINCIPAL
                                                 CONTRACTS       BALANCE          BALANCE
                                                 ---------     -----------     -------------
    California.................................                $                         %
    Arizona....................................                                          %
    Washington.................................                                          %
    Hawaii, Nevada and Oregon (combined).......                                          %
                                                 ---------     -----------     -------------
              Total............................                $                   100.00%
                                                 ==========     ==========     ============

                      MATURITY AND PREPAYMENT ASSUMPTIONS

     The Contracts are prepayable in full by the Obligors at any time without penalty. Prepayments on Simple Interest Contracts will be passed through to Certificateholders on the Distribution Date following the Collection Period in which they are received. Partial prepayments on Rule of 78's Contracts however will be treated as Payaheads and will not be passed through until the Collection Period in which such payments are due or until the amount of such partial prepayment equals the amount the Obligor would be required to pay in order to prepay the Contract in full. See "The Certificates and the Agreement -- Payahead Account." To the extent that any Contract is prepaid in full ("Full Prepayment") whether by the Obligor, or as the result of a purchase by the Servicer or a repurchase by the Seller or otherwise, the actual weighted average life of the Contracts will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time in which each dollar of principal on a Contract is repaid. Full Prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the Seller as a result of the failure of a Contract to meet certain criteria set forth in the Agreement, purchases by the Servicer as a result of a breach of certain of its covenants with respect to the Contracts made by it in the Agreement or as a result of an exercise by the Servicer of its option to purchase the Trust Property. See "The Certificates and the
Agreement -- Repurchases of Contracts."

     In addition, the weighted average maturity of the Certificates will be reduced to the extent that sufficient additional Motor Vehicle Contracts are not generated for purchase by the Trust with the Pre-Funded Amount before the end of the Funding Period, because any remaining Pre-Funded Amount will be included in the Principal Distribution made to Certificateholders on the Distribution Date immediately following the end of the Funding Period (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution
Date), but in no event later than the July 15, 1997 Distribution Date.

     The rate of Full Prepayments by Obligors on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Contract without the consent of the Servicer. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates.

     California, Washington and Arizona law requires that retail installment sales contracts such as the Contracts permit full prepayment without penalty. Any Full Prepayments reduce the average life of the Contracts. The Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying Onyx's then current underwriting standards. See "The Onyx Portfolio of Motor Vehicle Contracts -- Underwriting of Motor Vehicle Contracts."

     Onyx has only 35 months of operating history and began purchasing and originating Motor Vehicle Contracts only in February 1994. Thus, the records of the historical prepayment experience of Onyx's Motor Vehicle Contract portfolio are only available for such period. No assurance can be given that prepayments on the Contracts will conform to any historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Contracts. Although Onyx believes that sufficient additional Motor Vehicle Contracts will be originated for purchase with the Pre-Funded Amount by the end of the Funding Period, no assurances can be given in that regard. Certificateholders will bear all reinvestment risk resulting from the rate of prepayment of the Contracts or the inability to purchase additional Motor Vehicle Contracts with the Pre-Funded Amount.

                              YIELD CONSIDERATIONS

     Interest due will be passed through on each Distribution Date in an amount equal to the product of one-twelfth of the Pass-Through Rate and the Certificate Balance as of the close of the preceding Collection Period (or as of March , 1997 in the case of the first Distribution Date). In the event of a principal prepayment on a Contract during a Collection Period, Certificateholders will receive interest for the full month on the related Distribution Date. See "The Certificates and the Agreement -- Distributions of Principal and Interest."

     Although the Contracts have different APRs, the yield on each individual
Contract equals or exceeds      % (using the Recomputed Yield for Rule of 78's
Contracts). Therefore, disproportionate rates of prepayments between Contracts with higher and lower APRs will not affect the yield to Certificateholders.

                                  POOL FACTOR

     The "Pool Factor" will be a six-digit decimal which the Servicer will compute each month indicating the Pool/Pre-Funding Balance at the end of the month as a fraction of the original Pool/Pre-Funding Balance as of the Cut-Off Date. The "Pool/Pre-Funding Balance" as of any date is the sum of (i) the Aggregate Scheduled Balance of the Contracts as of such date, excluding those Contracts which, as of such date, have become Liquidated Contracts or have been purchased by the Servicer or repurchased by the Seller and (ii) the amount on deposit in the Pre-Funding Account (excluding any investment earnings). The Pool Factor will be 1.000000 as of the Cut-Off Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool/Pre-Funding Balance. The amount of a Certificateholder's pro rata share of the Pool/Pre-Funding Balance for a given month can be determined by multiplying the original denomination of such holder's Certificate by the Pool Factor for that month.

     Pursuant to the Agreement, Certificateholders will receive monthly reports from the Trustee concerning payments received on the Contracts, the Pool/Pre-Funding Balance, the Pool Factor, the amount remaining on deposit in the Pre-Funding Account and various other items of information.
Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates and the Agreement."

                                USE OF PROCEEDS

     The net proceeds to be received by the Seller from the sale of Certificates will be used to repay loans incurred pursuant to its short-term funding program with respect to the Initial Contracts or to fund the Pre-Funded Amount to permit the purchase of additional Motor Vehicle Contracts during the Funding Period.

                                   THE SELLER

     The Seller is a wholly-owned, limited-purpose finance subsidiary of Onyx which was incorporated under the laws of the State of Delaware on July 28, 1994 and has a limited operating history. The principal office of the Seller is located at 8001 Irvine Center Drive, 6th Floor, Irvine, CA 92618. The telephone number of such office is (714) 753-1191.

     The Seller was organized principally for the purpose of purchasing retail installment sales contracts from Onyx in connection with its activities as a finance subsidiary of Onyx. The Seller was organized for limited purposes, and its certificate of incorporation limits its activities to purchasing Contracts from Onyx and transferring such Contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes.

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law.

     The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of Onyx in the event of the application of the federal bankruptcy laws to Onyx. Among other things, it is assumed by counsel that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of Onyx, refraining from commingling its assets with those of Onyx and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Onyx. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of Onyx. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Certificates could occur or reductions in the amounts of such distributions could result.

     The Contracts have been and will be sold by Onyx to the Seller from time to time pursuant to a Sale and Servicing Agreement dated as of September 8, 1994 (the "Purchase Agreement"). The Initial Contracts were sold and the Subsequent Contracts will be sold by the Seller to the Trust pursuant to the Agreement. Onyx and the Seller intend that the transfer of the Contracts by Onyx to the Seller under the Purchase Agreement constitute a "true sale" of the Contracts to the Seller. If the transfer constitutes such a "true sale," the Contracts and the proceeds thereof would not be part of the bankruptcy estate of Onyx under
Section 541 of the Bankruptcy Code should Onyx become the subject of a bankruptcy case subsequent to the transfer of the Contracts to the Seller.

     The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Onyx were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of the Contracts to the Seller, the transfer of the Contracts by Onyx to the Seller pursuant to the Purchase Agreement would be characterized as a "true sale" of the Contracts from Onyx to the Seller and the Contracts and the proceeds thereof would not form part of Onyx's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993) cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Onyx or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon Gas court's reasoning, Certificateholders might experience delays in payment or possibly losses on their investment in the Certificates. As part of the advice of counsel described above, counsel has advised the Seller that the reasoning of the Octagon Gas case appears to be inconsistent with precedent and the Uniform Commercial Code. As the Octagon case indicates, however, a court may reach a different conclusion with respect to these or similar matters.

                                  THE SERVICER

     The Contracts will be serviced by Onyx Acceptance Corporation ("Onyx"). Onyx was incorporated in California in 1993 and reincorporated in Delaware in 1996 in connection with its initial public offering of Common Stock which was successfully completed in March 1996 and all stock offered in connection with such public offering was sold. Onyx is engaged principally in the business of providing indirect automobile financing to new car dealerships and selected used car dealerships within California, and to an increasing degree in other Western states. Onyx has been in existence for nearly three years and is headed by a management team with extensive experience in the origination and servicing of indirect and direct automobile loans (average tenure of 15 years), and who, from 1985 to present, have actively participated in a number of public securitizations of motor vehicle installment contracts.

     Onyx is headquartered in Irvine, California and operates nine Auto Finance Centers, six in California and one in each of Arizona, Nevada and Washington. The California centers are located in: (i) Orange and Metropolitan Los Angeles Counties, (ii) North Los Angeles and Ventura Counties, (iii) the San Francisco Bay Area, (iv) Riverside and San Bernardino Counties, (v) San Diego County, and
(vi) Sacramento County. Through these offices, Onyx is able to service the most populous California counties including Los Angeles, Riverside, San Bernardino, Ventura, Orange, San Diego, San Francisco, Santa Clara, Alameda, San Mateo, Santa Cruz, Marin, Contra Costa, and Sacramento counties. In addition, Onyx services Hawaii and Oregon through its California and Washington centers, respectively. The Arizona center is located in Phoenix, and is able to service the Phoenix metropolitan and suburban areas. The Washington center is located in Seattle and is able to service the Seattle metropolitan and suburban areas. The Nevada center is located in Las Vegas and is able to service the Las Vegas metropolitan and suburban areas. Onyx currently has agreements with Dealers.

     Onyx acquires individual motor vehicle installment contracts from Dealers after reviewing and approving the customer's credit application in accordance with its underwriting policies and procedures. See "The Contracts." Onyx acquired motor vehicle installment contracts totaling approximately $521.9 million from commencement of operations through September 30, 1996. As of September 30, 1996, Onyx has amassed a servicing portfolio of approximately $359 million. As of September 30, 1996, approximately 77.7% of Onyx's servicing portfolio consisted of motor vehicle installment contracts secured by used motor vehicles, and 22.3% secured by new motor vehicles. As of September 30, 1996, Onyx had total assets of approximately $69.2 million and shareholders equity of $36.9 million.

     Onyx finances its acquisition of motor vehicle installment contracts on a short term basis through a commercial paper conduit program and has previously financed its acquisition of motor vehicle installment contracts on a long term basis through sales of Contracts to grantor trusts.

                       THE CERTIFICATES AND THE AGREEMENT

     The Certificates will be issued pursuant to the Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions of or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

     The Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate may be issued in a denomination that includes any residual portion of the Pool/Pre-Funding Balance as of the Cut-Off Date. Each Certificate will rank pari passu with each other Certificate. The Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC except as set forth below. The interests of holders of beneficial interests in the Certificates (each a "Certificate Owner") will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to

Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "The Certificates and the Agreement -- Book-Entry Registration" and
"-- Definitive Certificates."

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     On each Distribution Date, monthly interest due on the Contracts (the "Interest Distribution") at a rate equal to the product of one-twelfth of the Pass-Through Rate and the Certificate Balance as of the close of the related Collection Period will be distributed to the Certificateholders of record on a pro rata basis as of the immediately preceding Record Date (defined below). The
Certificate Balance will initially equal $            (the "Original Certificate
Balance") and as of any Distribution Date will equal the Original Certificate Balance, reduced by all previous Principal Distributions, including any amounts from the Pre-Funding Account which are distributed on the Distribution Date immediately following the end of the Funding Period. Interest will be paid (i) to the extent of the portion of the Certificate Balance related to Contracts, from collections received on the Contracts on deposit in the Collection Account or previously collected and available for distribution, and (ii) to the extent of the portion of the Certificate Balance related to the Pre-Funding Account from investment earnings thereon and from payments under the Yield Supplement Agreement. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, that with respect to Liquidated Contracts (as defined below) the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date the "Collection Period" for Liquidated Contracts will be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date. Each Interest Distribution will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless Definitive Certificates have been issued, distributions on each Distribution Date will be made through the facilities of DTC and will be payable to Certificateholders registered as such on the Business Day prior to such Distribution Date (or, if Definitive Certificates are issued, the last day of the calendar month preceding such Distribution Date) (the "Record Date"), except that the final distribution of principal of and interest on each Certificate will be made only upon presentation and surrender of such Certificate on or after the Final Scheduled Distribution Date (or such earlier termination date as is provided by the Agreement) at the office or agency of the Trustee maintained for that purpose.

     On each Distribution Date, Principal Distributions for the related Collection Period will be passed through to the Certificateholders. The "Principal Distribution" on any Distribution Date will be an amount equal to the Aggregate Scheduled Balance Decline during the related Collection Period and, with respect to the Distribution Date immediately following the last day of the Funding Period, any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account. The Principal Distribution on the Final Distribution Date will include the Aggregate Scheduled Balance of all Contracts that are outstanding at the end of the Collection Period immediately prior to the Final Distribution Date. The "Aggregate Scheduled Balance Decline" for any Distribution Date will be the sum of (x) the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period (excluding any Contracts added as Subsequent Contracts during the related Collection Period) and (y) the amount by which the Aggregate Scheduled Balance of the Subsequent Contracts (determined as of each related Subsequent Transfer Date) transferred to the Trust during the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period. The "Aggregate Scheduled Balance" of the Contracts is the sum of the Scheduled Balances of each Contract. The "Scheduled Balance" of a Rule of 78's Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of each scheduled payment of principal and interest due on such Contract (the "Monthly P&I") on or prior to the date of calculation that is allocable to principal under the Recomputed Actuarial Method. The Scheduled Balance of a Simple Interest Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly P&I on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. The Scheduled Balance of any Contract that is a Liquidated

Contract or that has been purchased by the Servicer or repurchased by the Seller will equal zero. A "Liquidated Contract" is a Contract that (a) is the subject of a Full Prepayment, (b) is a Defaulted Contract with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received, (c) is paid in full on or after its Maturity Date or (d) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds constituting the final amounts recoverable have not been received; provided, however, that in any event a Contract that is delinquent in the amount of five monthly payments at the end of a Collection Period is a Liquidated Contract. A "Defaulted Contract" with respect to any Collection Period is a Contract (a) which is, at the end of such Collection Period, delinquent in the amount of two monthly payments or (b) with respect to which the related Financed Vehicle has been repossessed or repossession efforts have been commenced.

     The Monthly P&I for a Contract due on each Due Date is substantially equal for the term of the Contract. The Scheduled Balance of each Initial Contract as of the Cut-Off Date, which will be treated as being equal to the Cut-Off Date Scheduled Balance, will be set forth in a schedule to the Agreement. The yield
of each Contract will at least equal      % (using the Recomputed Yield for Rule
of 78's Contracts).

     At the issuance of the Certificates, the Original Certificate Balance will equal the sum of the Aggregate Scheduled Balance of all the Initial Contracts and the Pre-Funded Amount.

THE PRE-FUNDING ACCOUNT; MANDATORY PARTIAL PREPAYMENT OF THE CERTIFICATES

     The Pre-Funding Account. The Servicer will establish an account in the name of the Trustee for the benefit of the Certificateholders into which the
Pre-Funded Amount (which equals $            , or approximately      % of the
Original Certificate Balance) will be deposited on the Closing Date from the net proceeds received from the sale of the Certificates and from which monies will be released during the Funding Period to purchase Subsequent Contracts from the Seller (the "Pre-Funding Account"). The Funding Period will be the period from the Closing Date until the earliest to occur of (i) the date on which the Pre-Funded Amount is less than $20,000, (ii) the date on which an Event of
Default occurs, or (iii) the close of business on June   , 1997. The Pre-Funding
Account will be an Eligible Account. An "Eligible Account" is (i) a trust account that is either (a) maintained by the Trustee, (b) maintained with a depository institution or trust company the commercial paper or other short-term debt obligations of which have credit ratings from Standard & Poor's at least equal to "A-1" and from Moody's equal to "P-1," which account is fully insured up to applicable limits by the Federal Deposit Insurance Corporation or (c) maintained with a depository institution acceptable to the Insurer or (ii) a general ledger account or deposit account at a depository institution acceptable to the Insurer. The Pre-Funding Account will be part of the Trust but monies on deposit therein will not be available to cover losses on or in respect of the Contracts. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account as of the end of the Funding Period will be payable as described below as prepayment of principal to the Certificateholders. Monies on deposit in the Pre-Funding Account may be invested in Eligible Investments under the circumstances and in the manner described in the Agreement. Earnings on investment of funds in the Pre-Funding Account will be used, together with the Yield Supplement Amount paid under the Yield Supplement Agreement, to pay the Pass-Through Rate on the portion of the Certificate Balance relating to the Pre-Funding Account. The Trust will not be required to register under the Investment Company Act of 1940.

     Upon each conveyance of Subsequent Contracts on each Subsequent Transfer Date to the Trust, an amount equal to the purchase price paid by the Seller to Onyx for such Subsequent Contracts on the related Subsequent Transfer Date will be released from the Pre-Funding Account and paid to the Seller.

     Mandatory Partial Prepayment of the Certificates. The Certificates will be subject to partial Mandatory Partial Prepayment on the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date), to the extent that any portion of the Pre-Funded Amount, exclusive of any investment earnings thereon, remains on deposit in the Pre-Funding Account after giving effect to the purchase by the Seller and conveyance to the Trust of any Subsequent Contracts on the related Subsequent Transfer Dates, including any such purchase and conveyance on the date on which the Funding Period ends.

     Upon the occurrence of a Mandatory Partial Prepayment, the holders of Certificates will receive an amount equal to the portion of the Pre-Funded Amount remaining in the Pre-Funding Account. It is anticipated that the aggregate principal amount of Subsequent Contracts purchased by the Trust and delivered to the Trustee during the Funding Period will not be exactly equal to the Pre-Funded Amount and that therefore there will be at least a nominal amount of principal prepaid to Certificateholders.

YIELD SUPPLEMENT AGREEMENT AND YIELD SUPPLEMENT RESERVE ACCOUNT

     Simultaneously with the sale and assignment of the Contracts by the Seller to the Trust, Onyx and the Seller will enter into the Yield Supplement Agreement, pursuant to which Onyx will be obligated to pay the Yield Supplement Amount, if any, on or before five Business Days prior to each Distribution Date, ending with the Distribution Date following the end of the Funding Period. The Seller will assign its rights under the Yield Supplement Agreement to the Trust. The purpose of the Yield Supplement Agreement is to cover the shortfall between
(a) interest distributable on, and premium payable to the Insurer allocable to, the portion of the Certificate Balance represented by the Pre-Funded Amount, and
(b) interest which will be earned by the Trust on the Pre-Funded Amount prior to the time it is used to purchase Subsequent Contracts. The Yield Supplement Agreement will be in effect from the Closing Date until July 15, 1997, which is the Distribution Date following the end of the Funding Period. Payments of the Yield Supplement Amounts due under the Yield Supplement Agreement will be secured by funds on deposit in a segregated trust deposit account (the "Yield Supplement Reserve Account") established in the name of Bankers Trust Company, acting as agent for the benefit of the Certificateholders and the Insurer (in such capacity, the "Yield Supplement Agent"). The Yield Supplement Reserve Account will be an Eligible Account. The amount required to be deposited in such Yield Supplement Reserve Account on the Closing Date will be the maximum aggregate Yield Supplement Amounts that may become owing under the Yield Supplement Agreement, assuming that, with respect to the Pre-Funded Amount during the Funding Period, a certain rate of interest (set forth in the Agreement) is earned and no Subsequent Contracts are acquired. The "Yield Supplement Amount," with respect to any Distribution Date for any Collection Period up through the last Collection Period in the Funding Period, is an amount equal to the difference between (a) the sum of (i) one month's interest on the Pre-Funded Amount on deposit in the Pre-Funding Account as of the first day of such Collection Period at the Pass-Through Rate and (ii) the portion of the premium payable to the Insurer allocable to the Pre-Funded Amount, and (b) the earnings received by the Trustee during the related Collection Period from investment of the Pre-Funded Amount on deposit in the Pre-Funding Account. On each Subsequent Closing Date, an amount will be released to Onyx from the Yield Supplement Reserve Account so that the amount remaining in the account after such release will equal the maximum Yield Supplement Amount which could become owing during the remainder of the Funding Period assuming that no additional Subsequent Contracts are conveyed to the Trust. Any amounts remaining on deposit in the Yield Supplement Reserve Account after the Mandatory Partial Prepayment of that portion of the Pre-Funded Amount not used to purchase Subsequent Contracts will be released to Onyx on the date of such Mandatory Partial Prepayment.

THE SURETY BOND

     If on any Servicer Report Date the amount on deposit in the Collection Account after giving effect to all amounts deposited to or payable from the Pre-Funding Account and the Payahead Account with respect to the related Distribution Date, is less than the sum of the Servicing Fee, the Principal Distribution and Interest Distribution for the related Distribution Date, the Trustee by delivering a notice to the Insurer shall demand payment under the Surety Bond in an amount equal to such deficiency. The Insurer shall pay or cause to be paid such amount to the Trustee for credit to the Collection Account. The Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders on the related Distribution Date.

     If on the Business Day preceding the Final Distribution Date, any principal amount of Certificates is still outstanding, then the Trustee shall demand payment on the Surety Bond in an amount equal to the amount by which the outstanding principal amount of the Certificates, plus interest thereon at the Pass-Through Rate, exceeds the amount on deposit in the Collection Account which is available for distribution on the Final Distribution Date. The Insurer shall pay or cause to be paid such amount to the Trustee pursuant to the

Trustee's instructions for credit to the Collection Account and on the Final Scheduled Distribution Date, the Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders.

BOOK-ENTRY REGISTRATION

     Certificateholders may hold their Certificates through DTC if they are participants of such system, or indirectly through organizations which are participants ("Participants") in such system.

     Cede, as nominee for DTC, will hold one or more global Certificates. Transfers between Participants will occur in the ordinary way in accordance with DTC rules.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to the particular portion of the Certificates represented by the undivided interests held by Participants which have directed DTC, on their behalf, to take such action. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Certificates will be issued in fully registered, certificated form in denominations of $1,000 and integral multiples thereof to Certificate Owners or their nominees (the "Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Certificates, and the Trustee or the Seller are unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate more than 50% of the Pool/Pre-Funding Balance advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system with respect to the Certificates through any depositary is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Certificates and instructions for reregistration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement (collectively, "Holders").

     Distribution of principal of and interest on the Certificates will be made by the Paying Agent directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest Distributions and Principal Distributions on each Distribution Date and on the Final Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment of any Certificate (whether Definitive Certificates or the Certificate registered in the name of DTC's nominee), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifteenth day of the month of such final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF THE CONTRACTS

     At the time of issuance of the Certificates, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the Initial Contracts and the proceeds thereof, including its security interests in the Initial Financed Vehicles. Concurrently with the sale and assignment of the Initial Contracts, the Seller will sell and assign to the Trustee, against payment therefor from the Pre-Funded Amount, all of the Seller's interest in the Subsequent Contracts thereafter created and delivered to the Trustee. Each Initial Contract will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the Certificates to the Underwriter against payment to the Seller of the net purchase price of the sale of the Certificates. Pursuant to the Purchase Agreement, prior to sale of the Initial Contracts to the Trustee and the issuance of the Certificates, Onyx sold and assigned to the Seller Onyx's entire interest in the Initial Contracts.

     During the Funding Period, pursuant to the Purchase Agreement, Onyx will be obligated to sell and the Seller will be obligated to purchase, Subsequent Contracts. On each Subsequent Transfer Date, Onyx will sell and assign to the Seller, without recourse, its entire right, title and interest in and to Subsequent Contracts, including its security interest in the Subsequent Financed Vehicles. The purchase price to be paid to Onyx for each Subsequent Contract will equal the principal balance thereof as of the related Subsequent Transfer Date. Pursuant to the Agreement, the Seller will in turn sell the Subsequent Contracts to the Trust. Each Subsequent Contract will be sold to the Trust within two Business Days of its acquisition by Onyx. In connection with each purchase of Subsequent Contracts, the Trust will be required to pay to the Seller an amount equal to the amount paid by the Seller to Onyx for such Subsequent Contracts, which purchase price will be paid from monies on deposit in the Pre-Funding Account. Each Subsequent Contract delivered to the Trustee on each Subsequent Transfer Date will be accompanied by a certificate of the Seller (a "Transfer Certificate") setting forth the aggregate principal balance of the related Subsequent Contracts, the aggregate principal balance of the Subsequent Contracts delivered to the Trustee during the Funding Period up to and including such Subsequent Transfer Date and an affirmation of the representations and warranties set forth in the Agreement with respect to the Seller and such Subsequent Contracts. Upon the conveyance of Subsequent Contracts to the Trust on a Subsequent Transfer Date, the Pool Balance will increase in an amount equal to the aggregate Cut-Off Date Scheduled Balance of such Subsequent Contracts as of the related Subsequent Transfer Date.

     Each conveyance of Subsequent Contracts will be subject to the following conditions, among others: (i) such Subsequent Contracts must satisfy the Eligibility Requirements; (ii) such Subsequent Contracts were not selected by Onyx or the Seller in a manner that either believes is adverse to the interests of the Certificateholders or the Insurer; (iii) the weighted average APR of the Contracts (after giving effect to the purchase of the related Subsequent Contracts) is not less than %; (iv) the weighted average remaining term of the Contracts (including the Subsequent Contracts) as of the related Subsequent Transfer Date will not be greater than 72 months; and (v) the Seller and the Trustee shall not have been advised by either Rating Agency that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of the Certificates.

     On the Business Day preceding each Distribution Date during and immediately following the Funding Period (each such date a "Subsequent Closing Date") UCC-1 financing statements will be filed naming the Seller as seller and the Trustee as the purchaser with respect to the Subsequent Contracts delivered to the Trustee since the preceding Subsequent Closing Date (or the Closing Date, in the case of the first Subsequent Closing Date) and all legal opinions, officers' certificates and other documentation necessary with respect to the Subsequent Contracts delivered to the Trustee since the preceding Subsequent Closing Date (or the Closing Date, as the case may be) will be executed and delivered. Failure to comply with any of the conditions set forth in the Agreement with respect to a Subsequent Closing Date will be deemed to be a breach of a representation and warranty with respect to the Subsequent Contracts to which such Subsequent Closing Date relates and accordingly the Seller will be obligated to repurchase such Subsequent Contracts from the Trust as described below.

     Because the Subsequent Contracts will be originated after the Initial Contracts, following their conveyance to the Trust, the characteristics of the Contracts, including the Subsequent Contracts, may vary from those of the Initial Contracts.

     Pursuant to the Agreement, the Seller will represent to the Trustee and the Trust for the benefit of holders of the Certificates and the Insurer that: (i) each Contract contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security; (ii) each Contract and the sale of the related Financed Vehicle complied at the time it was made in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such Contract and sale; (iii) each Contract constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights; (iv) immediately prior to the sale and assignment thereof to the Trust, each Contract was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary action with respect to such Contract has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust; (v) as of the Closing Date in the case of the Initial Contracts and each Subsequent Transfer Date in the case of each Subsequent Contract, the Seller had good and marketable title to and was the sole owner of each Contract, free of liens, claims, encumbrances and rights of others; (vi) as of the Closing Date in the case of the Initial Contracts and each Subsequent Transfer Date in the case of the Subsequent Contracts, there are no rights of rescission, offset, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any Contract; (vii) as of the Closing Date in the case of the Initial Contracts and each Subsequent Transfer Date in the case of the Subsequent Contracts, the Seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Contract;
(viii) except for payment defaults continuing for a period of not more than 30 days as of the Cut-Off Date in the case of the Initial Contracts, and each Subsequent Transfer Date in the case of Subsequent Contracts, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Contract exists, and the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract exists, and the Seller has not waived any of the foregoing; (ix) each Contract requires that the Obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; (x) each Contract was acquired from a dealer with whom Onyx ordinarily does business (except for Contracts originated by Onyx); (xi) no adverse selection procedures were utilized in selecting the Contracts; (xii) scheduled payments under each Contract have been applied in accordance with the method for allocating principal and interest set forth in the Contract (either the Rule of 78's or Simple Interest Method) and (xiii) there is only one original of each Contract and such original is being held by the Trustee as custodian on behalf of the Trust and Insurer. As of the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware or receives written notice from the Trustee or the Servicer that a Contract does not meet any of the criteria in the Agreement and such failure materially and adversely affects the interests of the Certificateholders or the Insurer in a Contract, the Seller, unless it cures the failed criterion, will repurchase the Contract from the Trustee at a price equal to the Scheduled Balance thereof plus accrued interest (the "Repurchase Amount"). The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Contract to meet any of the criteria set forth in the Agreement.

THE COLLECTION ACCOUNT AND ELIGIBLE INVESTMENTS

     The Servicer will cause all collections made on the Contracts during a Collection Period to be deposited in or credited to an account (the "Collection Account") established by the Servicer under the Agreement. Funds in the Collection Account will be invested in Eligible Investments by the Trustee acting at the direction of the Insurer. "Eligible Investments" are (a) direct obligations issued or fully guaranteed by the United States or any agency or instrumentality of the United States whose obligations are backed by the full faith and credit of the United States and, to the extent, at the time of the investment, acceptable to the Insurer and each statistical rating agency rating the Certificates for securities having a rating equivalent to the rating of the Certificates at the Closing Date, the direct obligations of, or obligations fully guaranteed by, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association; (b) deposits in or other obligations of any bank (including the Trustee) whose long-term unsecured debt obligations are rated "AA-" or better by Standard & Poor's Ratings Services ("Standard & Poor's") and "Aa2" or better by Moody's Investors Service, Inc. ("Moody's") or any bank acceptable to the Insurer; (c) repurchase obligations with respect to federal government or agency securities described in clause (a) above entered into with any bank described in clause (b) above; (d) interest-bearing or discount corporate securities rated "AA-" or better by Standard & Poor's and "Aa2" or better by Moody's; (e) commercial paper having the highest rating obtainable from Standard & Poor's and Moody's; (f) investments in money market funds or money market mutual funds having a rating from Standard & Poor's and Moody's in the highest investment category granted thereby, including funds for which the Trustee or any of its affiliates is investment manager or advisor; and (g) such other securities that are acceptable to the Insurer. Eligible Investments made with respect to the Collection Account will mature no later than the next following Distribution Date. Income from amounts on deposit in the Collection Account which are invested in Eligible Investments will be paid to the Servicer monthly unless earlier directed by the Servicer.

PAYAHEAD ACCOUNT

     For Simple Interest Contracts, payments made by an Obligor in excess of the Monthly P&I due on the current Due Date and any other amount currently due on a Contract (including Full Prepayments) will be passed through to the Certificateholders on the Distribution Date immediately following the Collection Period in which such payment was collected.

     For Rule of 78's Contracts, however, payments made by an Obligor in excess of the Monthly P&I due on the current Due Date and any other amount currently due on a Contract (other than Full Prepayments) ("Payaheads") will be initially deposited in the Collection Account and subsequently transferred from the Collection Account, as of each Servicer Report Date, to an account established in the name of Bankers Trust Company for the benefit of the Obligors and the Certificateholders as their interests may appear (the "Payahead Account") and shall be held in such account until passed through in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the amount the Obligor would be required to pay in order to prepay the Contract in full. The Payahead Account will be an Eligible Account. Amounts on deposit in the Payahead Account will be invested in Eligible Investments with maturity dates such that on each Distribution Date Monthly P&I for each Rule of 78's Contract with respect to which a partial prepayment had been made will be available to be passed through to Certificateholders. The Payahead Account will not be part of the Trust and the Trustee will not have a security interest in the Payahead Account. Earnings on Eligible Investments credited to the Payahead Account will be paid to the Servicer. Full Prepayments during any Collection Period will be deposited directly into the Collection Account for distribution to Certificateholders on the Distribution Date next succeeding such Collection Period.

PAYMENTS ON CONTRACTS

     All collections on the Contracts will be deposited in or credited to the Collection Account within two Business Days of the receipt by the Servicer of payments from Obligors. Such collections will include: Full Prepayments and partial prepayments (pending transfer of Payaheads on Rule of 78's Contracts to the Payahead Account), Net Liquidation Proceeds and Net Insurance Proceeds, any amounts deposited by Onyx or the Seller in the Collection Account to purchase Contracts because of certain material defects in documents related to the Contracts or certain breaches in representations or warranties regarding the Contracts made by Onyx or the Seller in the Agreement that materially and adversely affect the interests of the Certificateholders or the Insurer, any amounts deposited by the Servicer in the Collection Account to purchase Contracts as to which the Servicer has breached certain servicing covenants; and any amounts deposited by the Servicer in the Collection Account as a result of such entity exercising its right under certain circumstances to purchase all or a portion of the Contracts. "Net Liquidation Proceeds" are proceeds received by the Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "Liquidation Expenses" are the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy. "Net Insurance Proceeds" are proceeds paid by any insurer under a comprehensive and collision or vendor's single interest insurance policy related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures) and proceeds from the Blanket Insurance Policy, after reimbursement to the Servicer of expenses recoverable under such policy. Partial prepayments of Rule of 78's Contracts are initially deposited in the Collection Account and are transferred to the Payahead Account on the Servicer Report Date.

DISTRIBUTIONS

     Subject to the last sentence of this paragraph, distributions on the Certificates will be made on each Distribution Date by the Trustee out of net collections on the Contracts (exclusive of amounts representing payment due in the Collection Period in which such Distribution Date occurs and any future Collection Periods) for the Collection Period preceding such Distribution Date plus any Yield Supplement Amounts. The amount of such net collections and Yield Supplement Amounts on each Distribution Date will be applied, first, to the Servicer in payment of the Servicing Fee; second, payment of the Interest Distribution and the

Principal Distribution to the Certificateholders on such Distribution Date in accordance with the Agreement (such Principal Distribution to include the portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Funding Period), third, to the Insurer, the Surety Bond Fee, and fourth, any balance shall be distributed to a separate spread account trust to be applied in accordance with the spread account trust agreement and the Insurance Agreement, which provide that to the extent funds are not required to reimburse the Insurer for draws on the Surety Bond, to satisfy obligations owing to the Insurer or to reserve against the possibility of future draws, amounts remaining shall be released to the beneficiaries of the spread account trust. Any amounts distributed pursuant to clause fourth above will not be available to make distributions to the Certificateholders on the current or any future Distribution Date. Under the Surety Bond, the Insurer is obligated to provide for payment to the Trustee on each Distribution Date of the amount, if any, by which the amount available for distribution from the net collections on Contracts plus the Yield Supplement Amount is less than the sum of the Servicing Fee, the Interest Distribution and the Principal Distribution due to the Certificateholders for such Distribution Date. See "-- Distributions of Principal and Interest."

INSURANCE ON FINANCED VEHICLES

     Each Obligor on a Contract is required to maintain insurance covering physical damage to the Financed Vehicle of such Obligor in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under such Contract. Onyx is required to be named as a loss payee under the policy of insurance obtained by the Obligor. The Financed Vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Onyx also maintains a vendor's single interest insurance policy, as to which the Seller has been named as an additional insured, which provides coverage upon repossession of a Financed Vehicle in an amount equal to the lesser of the actual cash value of such Financed Vehicle, the cost of repair or replacement for such Financed Vehicle and the unpaid balance of the related Contract. Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

     Onyx has obtained the Blanket Insurance Policy from United Financial Casualty Company with a rating of "A" by A.M. Best, with respect to each Contract. Subject to certain conditions, the Blanket Insurance Policy covers the lesser of actual damage to a Financed Vehicle or the amount by which the Obligor's unpaid remaining principal balance on the related Contract exceeds the proceeds from disposition of the Financed Vehicle. Onyx's rights under the Blanket Insurance Policy with respect to the Contracts under the Blanket Insurance Policy have been assigned to the Trust pursuant to the Agreement.

SERVICER REPORTS TO THE TRUSTEE AND THE INSURER

     The Servicer will perform certain monitoring and reporting functions for the Trustee and the Insurer, including the preparation and delivery on the Servicer Report Date to the Trustee and the Insurer of a statement setting forth the amounts on deposit in the Collection Account, the sources of such amounts and the amounts to be paid to Certificateholders (the "Distribution Date Statement"). The Distribution Date Statement shall also include information regarding Contracts purchased by the Servicer or repurchased by the Seller.

REPURCHASE OF CONTRACTS

     The Servicer will have the option to purchase the remaining Contracts, and thereby cause early retirement of the Certificates, as of any Distribution Date on which, after giving effect to the Principal Distribution on such Distribution Date, the Aggregate Scheduled Balance of the Contracts is 10% or less of the sum of the initial Pool Balance and the aggregate principal balance of all Subsequent Contracts (as of each related Subsequent Transfer Date) conveyed to the Trust. Any such purchase must be effected at a price equal to the Aggregate Scheduled Balance of the Contracts in the Trust on the date of repurchase, plus accrued interest and all amounts due to the Insurer under the Insurance Agreement. In addition, Onyx or the Seller is required to purchase or repurchase, respectively, Contracts under certain circumstances if certain representations and warranties made by Onyx or the Seller respectively are incorrect in any manner that materially and adversely affects the interest of the Certificateholders or the Insurer. Additionally, the Servicer is required to purchase Contracts as to which the Servicer has breached certain servicing covenants.

SERVICING FEE

     The Servicer will be entitled to compensation for the performance of its obligations under the Agreement. The Servicer shall be entitled to receive an amount equal to the product of one-twelfth of 1.00% per annum (the "Servicing Fee Rate") and the Pool Balance as of the close of the preceding Collection Period. As additional compensation, the Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments and the amount, if any, by which the outstanding principal balance based on the Rule of 78's of a Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

REALIZATION UPON DEFAULTED CONTRACTS

     The Servicer will liquidate any Contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession or sale of the Financed Vehicle securing such Contract or otherwise. In connection with such repossession or other conversion, the Servicer will follow such procedures as are normal and usual for holders of motor vehicle retail installment sales contracts. In this regard, the Servicer may sell the Financed Vehicle at a repossession or other sale.

                           DESCRIPTION OF THE INSURER

     The following information with respect to the Insurer has been furnished by the Insurer and none of Onyx, the Seller or the Underwriter have made any independent investigation of such information.

     The Insurer is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. The Insurer is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. The Insurer insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. The Insurer also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     The Insurer's claims-paying ability is rated "Aaa" by Moody's, "AAA" by Standard & Poor's, "AAA" by Duff & Phelps Credit Rating Co. and "AAA" by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     The Insurer is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). NEITHER HOLDINGS NOR ANY OF ITS STOCKHOLDERS IS OBLIGATED TO PAY ANY CLAIMS UNDER ANY SURETY BOND ISSUED BY THE INSURER OR ANY DEBTS OF THE INSURER OR TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS TO THE INSURER.

     The Insurer is regulated by the Superintendent of Insurance of the State of New York. In addition, the Insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that the Insurer may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. The Insurer is subject to periodic regulatory examinations by the same regulatory authorities.

     The Insurer's obligations under the Surety Bond may be reinsured. Such reinsurance does not relieve the Insurer of any of its obligations under the Surety Bond.

     THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     As of December 31, 1996 and 1995, the Insurer had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $260 million and $240 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires the Insurer to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by the Insurer.

     The audited financial statements of the Insurer prepared in accordance with generally accepted accounting principles as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 are included in this Prospectus beginning at F-1. The unaudited financial statements of the Insurer for the three and nine month periods ended September 30, 1996 and 1995 are made a part of this Prospectus beginning at F-19. Copies of the Insurer's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, are filed with the Insurance Department of the State of New York and are available upon request. The Insurer is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.

                     ADDITIONAL PROVISIONS OF THE AGREEMENT

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution to each Certificateholder a statement (the "Distribution Date Statement") setting forth for such Distribution Date the following information:

        (i) the amount of the distribution to Certificateholders allocable to principal;

        (ii) the amount of the distribution to Certificateholders allocable to interest;

        (iii)  the certificate distribution amount for such Distribution Date;

        (iv) the premiums payable to the Insurer and the amount to be deposited in the spread account;

        (v) during the Funding Period, the Aggregate Scheduled Balance of Subsequent Contracts transferred to the Trust during such Collection Period;

        (vi) during the Funding Period, the remaining amount on deposit, if any, in the Pre-Funding Account, after giving effect to (v) above;

        (vii) at the end of the Funding Period, the amount of the Mandatory Partial Prepayment;

        (viii) the aggregate Servicing Fee paid to the Servicer with respect to the Contracts for the related Collection Period;

        (ix) the number of, and aggregate amount of monthly principal and interest payments due on, the Contracts which are delinquent as of the end of the related Collection Period presented on a 30-day, 60-day and 90-day basis;

        (x) the amount available in the Collection Account for payment of the Certificate distribution amount and the Servicing Fee and the amount, if any, required from the Insurer pursuant to the Surety Bond to pay any shortfall;

        (xi) the aggregate amount of Liquidation Proceeds received for Defaulted Contracts;

        (xii)  the net credit losses for the Collection Period;

        (xiii) the number and net outstanding balance of Contracts for which the Financed Vehicle has been repossessed;

        (xiv)  the Pool Balance;

        (xv) the amount in the Collection Account available for such Distribution Date; and

        (xvi)  the amount of claims (if any) made on the Surety Bond.

     Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, commencing with the year ended December 31, 1997, the Trustee and the Paying Agent shall furnish to each person who on any Record Date during such calendar year shall have been a registered Certificateholder a statement containing the sum of the amounts described in
(i), (ii) and (viii) above and such other information in respect of the Certificates as may be reasonably necessary for such Certificateholder's preparation of federal income tax returns. See "Certain Tax Consequences."

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee and the Insurer, on or before each March 15 after the end of each fiscal year of the Servicer, beginning with the fiscal year ended December 31, 1997, a statement as to compliance by the Servicer during the preceding fiscal year with certain standards relating to the servicing of the Contracts.

     The Agreement will also provide for delivery to the Trustee and the Insurer, on each March 15 after the end of each fiscal year of the Servicer, commencing with the fiscal year ended December 31, 1997, of a certificate signed by an authorized officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding fiscal year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Agreement. See "-- The Trustee."

     The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor out of the Collection Account. Any such indemnification or reimbursement could reduce the amount otherwise available for distribution to Certificateholders.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party or any corporation succeeding to the business of the Servicer, or, with respect to the Servicer's obligation as the Servicer, will be the successor of the Servicer under the Agreement.

EVENTS OF DEFAULT

     "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to deposit in or credit to the Collection Account, the Payahead Account or the Yield Supplement Reserve Account any amount required to be so deposited or credited or to make the required distribution to Certificateholders, which failure continues unremedied for three Business Days after written notice from the Trustee or the

Insurer is received by the Servicer or discovery by the Servicer; (ii) any failure by the Servicer to deliver to the Insurer or the Trustee certain reports required by the Agreement by the fifth Business Day prior to the related Distribution Date or to perform certain other covenants under the Agreement;
(iii) any failure by the Servicer or the Seller duly to observe or perform in any material respect any other covenants or agreements of the Servicer or the Seller in the Agreement, which failure materially and adversely affects the rights of Certificateholders, the Insurer or the Trustee and which continues unremedied for 30 days after the giving of written notice of such failure (A) to the Servicer or the Seller as the case may be, by the Trustee or the Insurer or
(B) to the Servicer or the Seller, as the case may be, and to the Trustee by Holders of Certificates evidencing not less than 25% of the Pool/Pre-Funding Balance or by the Insurer; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings and certain actions by the Servicer or Seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations; (v) any breach of any of the representations and warranties of the Servicer or the Seller (except for any breaches relating to Contracts repurchased by the Seller or the Servicer) which breach has a material adverse effect on the Trust and which continues for 30 days after the giving of notice of such breach to the Seller or the Servicer, as the case may be, by the Trustee or the Holders of Certificates evidencing not less than 25% of the Pool/Pre-Funding Balance or the Insurer; (vi) any change in control of the Servicer in violation of the covenant set forth in Section 7.2 of the Agreement; and (vii) any determination by the Insurer that the quality of performance of the Servicer is not in compliance with either the terms of the Agreement or that the Servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all contracts serviced by the Servicer.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Agreement remains unremedied, the Trustee, the Insurer or Holders of Certificates evidencing not less than 25% of the Pool/Pre-Funding Balance may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that the Trustee will not be obligated to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the event that the Trustee is unwilling or unable so to act, it may appoint, with the consent of the Insurer, or petition a court of competent jurisdiction for the appointment of a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile retail installment sale contract receivables.

     The Holders of Certificates evidencing not less than 51% of the Pool/Pre-Funding Balance (not including any Certificates held by the Seller, the Servicer or any affiliate) may, on behalf of all Certificateholders, with the consent of the Insurer, waive any default by the Servicer or the Seller in the performance of its obligations, other than failure to make any required deposits to or payments from the Collection Account.

     The Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction on any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing not less than 25% of the Pool/Pre-Funding Balance with the consent of the Insurer have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

     Notwithstanding any provision in the Agreement to the contrary, in the event that the Insurer is in default under the Surety Bond or is subject to any insolvency proceeding, the Insurer shall not have the right to terminate the Servicer, or to control or direct the actions of the Seller, the Servicer or the Trustee pursuant to the terms of the Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Seller, the Servicer or the Trustee; provided, that the consent of the Insurer shall be required at all times with respect to any amendment of the Agreement.

AMENDMENT

     The Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders but with the consent of the Insurer, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising under such Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not, in the opinion of counsel satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder. The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Pool/Pre-Funding Balance and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection of payments on Contracts or distributions required to be made on any Certificate or
(ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all Certificateholders.

LIST OF CERTIFICATEHOLDERS

     Upon written request of the Servicer, the Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record Date. Upon written request by three or more Certificateholders or by Holders of Certificates evidencing not less than 25% of the Pool/Pre-Funding Balance, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement.

     The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION

     The obligations of the Seller, the Servicer and the Trustee to the Certificateholders pursuant to the Agreement will terminate upon the earlier of
(i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any remaining Contracts that are part of the Trust Property and (ii) (a) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust, (b) termination of the Surety Bond in accordance with its terms and surrender of the Surety Bond to the Insurer for cancellation, (c) the payment of all amounts owed to the Trustee under the Agreement and (d) the payment of all amounts owed to the Insurer under the Insurance Agreement and the spread account trust agreement. In order to avoid excessive administrative expense, the Servicer is permitted at its option to purchase the remaining Contracts from the Trust as of the Distribution Date as of which the then outstanding Aggregate Scheduled Balance of the Contracts is 10% or less of the sum of the initial Pool Balance and the aggregate principal balance of all Subsequent Contracts (as of each respective Subsequent Transfer
Date) conveyed to the Trust at a price equal to the Aggregate Scheduled Balance of such Contracts plus accrued interest on the Contracts and all amounts due to the Insurer under the Insurance Agreement. The Trustee will give written notice of termination to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to a charity designated by the Servicer.

THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates, or any Contracts or related documents, or the investment of any monies by the Servicer before such monies are deposited in or credited to the Collection Account. The Trustee has not examined the Contracts. If no Event of Default has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, the making of distributions to Certificateholders in the amounts specified in certificates provided by the Servicer and drawing on the Surety Bond if required to make distributions to the Certificateholders.

     Bankers Trust Company is the Trustee under the Agreement. The Trustee, and any of its affiliates, may hold Certificates in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Servicer and the Trustee acting jointly shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event a successor trustee will be appointed pursuant to the terms of the Agreement. The Trustee may be removed if it ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee.

     The Trustee shall be entitled to a fee payable on an annual basis by Onyx. The Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith, or negligence (other than errors in judgment) or by reason of breach of any of their respective representations or warranties set forth in the Agreement, except to the extent that such loss, liability, or expense relates to a specific Contract or Contracts or certain taxes that could be asserted against the Trustee, the Trust or the Contracts, in which case the Trustee would be entitled to be indemnified by the Trust.

     Onyx and the Insurer may maintain other banking relationships with the Trustee in the ordinary course of business.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code as in effect in California ("UCC"). Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession of the collateral or filing a UCC-1 financing statement with the California Secretary of State.

     Under the Agreement, the Trustee initially will have custody of the Contracts following the sale of the Contracts to the Trust and will hold the Contracts as bailee for the benefit of the Trust. Upon receiving the prior consent of the Insurer, which cannot be unreasonably withheld, the Servicer may be appointed by the Trustee to act as the custodian of the Contracts. Upon such appointment physical possession of the Contracts would shift from the Trustee to the Servicer. While the Contracts will not be physically marked to indicate the ownership interest thereof by the Trust, UCC-1 financing statements will be filed with the California Secretary of State to perfect by filing and give notice of the Trust's ownership interest in the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser would acquire an interest in the Contracts superior to the interests of the Trust if the purchaser acquired the

Contracts in good faith, for value and without actual knowledge of the Trust's ownership interest in the Contracts.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     All Financed Vehicles were either registered in the State of California, Arizona, Washington, or one of the other states listed above under "THE CONTRACTS" at the time of origination of the related Contract. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the
State of California (the state in which approximately      % of the Financed
Vehicles are located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in the State of Arizona (the
state in which approximately      % of the Financed Vehicles are located) are
perfected by delivering to the assessor of the county in which the Obligor resides a properly completed application for a certificate of title signed by the Obligor upon a form supplied by the Motor Vehicle Division of the Arizona Department of Transportation, noting the name of the lienholder, the amount and date of the lien and the lienholder's mailing address. Security interests in vehicles registered in the State of Washington (the state in which approximately
     % of the Financed Vehicles are located) are perfected upon the Washington Department of Licensing's receipt of the existing certificate of ownership, if any, and an application for a certificate of ownership containing the name and address of the secured party, and tender of the required fee. Security interests in vehicles registered in Hawaii, Nevada and Oregon, the other states in which Contracts were originated, are perfected, generally, in the same manner. The Seller has warranted to the Trust in the Agreement that Onyx has taken all steps necessary to obtain a perfected first priority security interest with respect to all Financed Vehicles securing the Contracts and that such security interest has been assigned to the Trust. If Onyx fails, because of clerical errors or otherwise, to effect or maintain the notation of its security interest on the certificate of title relating to a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle.

     The Seller will sell the Contracts and assign the security interest in each Financed Vehicle to the Trust. However, because of the administrative burden and expense, the Trust will not amend the certificates of title to identify the Trust as the new secured party. Accordingly, Onyx, will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. Under the law of California, Arizona, Washington and most other states including Hawaii, Nevada and Oregon, the assignment of the Contracts is an effective conveyance of the security interests in the Financed Vehicles without amendment of the lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be released.

     In the absence of fraud or forgery by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of Onyx will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Onyx has failed to perfect the security interest assigned to the Trust, such security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

     In the event that the owner of a Financed Vehicle relocates to a state other than the state in which the Financed Vehicle was registered at the inception of the Contract, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter, in most instances, until the owner re-registers the Financed Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Therefore, the Servicer will provide the department or motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the Financed Vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the Financed Vehicle, Onyx, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if

Onyx's lien is noted thereon. Accordingly, Onyx will have notice and the opportunity to re-perfect the security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, reregistration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales contracts, Onyx takes steps to effect such re-perfection upon receipt of notice of registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Financed Vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Agreement, Onyx, at its cost, is obligated to maintain the continuous perfection of its security interest in the Financed Vehicle.

     Under the law of California and most other states, liens for unpaid taxes, storage of and repairs performed on a motor vehicle take priority even over a perfected security interest. Under the laws of Arizona and Washington, however, certain liens for storage of and repairs performed on a motor vehicle do not take priority over a perfected security interest. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The Seller will represent in the Agreement that as of the initial issuance of the Certificates no such state or federal liens exist with respect to any Financed Vehicle securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Servicer in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

     The Servicer, on behalf of the Trust, may take action itself to enforce its security interest with respect to Defaulted Contracts by repossession and resale of the Financed Vehicles securing such Defaulted Contracts. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of the Rees-Levering Motor Vehicle Sales and Finance Act (the "Rees-Levering Act"). In California the provisions of the Rees-Levering Act control in the event of a conflict with the provisions of the UCC. Contracts originated in Arizona are subject to the Motor Vehicle Time Sales Disclosure Act of Arizona. Contracts originated in Washington are subject to the Credit Disclosure Act of Washington. Contracts originated in states other than California, Arizona and Washington may be subject to retail installment sales laws and similar laws of those states. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a motor vehicle installment contract by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act in California and similar laws in Arizona, Washington and other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.

     In the event of such repossession and resale of a Financed Vehicle, the Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's motor vehicle installment contract. However, some states impose prohibitions or limitations on deficiency judgments, including the State of Washington. Under California and Arizona law the proceeds from the resale of the motor vehicle securing the debtor's motor vehicle installment contract are applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds from the sale of repossessed vehicles under the Contracts originated in most other states, including Hawaii, Nevada and Oregon, is similar.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of the creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied, are satisfied at a discount or are discharged in whole or in part, in bankruptcy proceedings, including proceeds under Chapter 13 of Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Trust.

OTHER MATTERS

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such Obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an Obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws impose requirements applicable to the origination and servicing of the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, and the Rees-Levering Act. The Seller has represented to the Trust in the Agreement that each of the Contracts, and the sale of the related Financed Vehicles sold thereunder, complied with all material requirements of such laws and the regulations issued pursuant thereto.

REPURCHASE OBLIGATION

     Under the Agreement, the Seller will make representations and warranties relating to validity, subsistence, perfection and priority of the security interest in each Initial Financed Vehicle as of the Closing Date and the security interest in each Subsequent Financed Vehicle as of each related Subsequent Transfer Date. See "The Certificates and the Agreement -- Sale and Assignment of the Contracts." Accordingly, if any defect exists in the perfection of the security interest in any Financed Vehicle as of the Closing Date or any Subsequent Transfer Date, as applicable, and such defect adversely affects the Trust's interest in the related Contract, such defect would constitute a breach of a warranty under the Agreement and would create an obligation of the Seller to repurchase such Contract unless the breach is cured. Additionally, in the Agreement the Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each Financed Vehicle, the breach of which would create an obligation of the Servicer to purchase any affected Contract from the Trust unless the breach is cured.

                            CERTAIN TAX CONSEQUENCES

     The following is a summary of the material anticipated Federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change (which change may be retroactive). The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Consequences to individual investors of investment in the Certificates will vary according to their individual circumstances. In addition, this summary generally does not address foreign, state or local taxation issues. Accordingly, investors should consult their own tax advisors to determine the Federal, state, local, and other tax consequences of the purchase, ownership, and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

     BECAUSE MANY OF THE ISSUES DISCUSSED HEREIN ARE COMPLEX AND THEIR RESOLUTION IS UNCERTAIN, INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUST

     In the opinion of Brobeck, Phleger and Harrison, special tax counsel to the Seller, the Trust will be classified as a grantor trust and not as a partnership or as an association taxable as a corporation for Federal income tax purposes. Accordingly, subject to the discussion below, each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust.

TREATMENT OF CERTIFICATE OWNERS' INTEREST IN TRUST ASSETS

     Each Certificate Owner could be considered to own either (i) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Contracts and an interest rate equal to the Pass-Through Rate, or (ii) an interest in each of the Contracts, in the Pre-Funding Account, in the Yield Supplement Agreement and any other Trust Property. The Agreement will express the intent of the Seller to sell, and the Certificateholders to purchase, the Contracts (other than the Retained Strip (as defined below)) and the Seller, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in the Contracts, the Pre-Funding Account, the Yield Supplement Agreement and any other Trust Property.

     Treatment as Debt Obligation. If a Certificate Owner were considered to own an undivided interest in a single debt obligation, rather than reporting its share of the interest accrued on each Contract it would, in general, be required to include in income interest accrued or received on the principal amount of the Certificates at the Pass-Through Rate in accordance with its usual method of accounting.

     The Certificates would be subject to the original issue discount ("OID") rules, generally in the manner discussed below with respect to Stripped Contracts. However, in determining whether such OID is de minimis, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a "Prepayment Assumption"). Original issue discount includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Certificates would also be subject to the market discount provisions of the Code to the extent that a Certificate Owner purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of original issue discount).

     The remainder of the discussion herein assumes that a Certificate Owner will be treated as owning an interest in each Contract (and the proceeds thereof), in the Pre-Funding Account, and an interest in the Yield Supplement Agreement and any other Trust Property, although the Servicer will report information on an aggregate basis.

SPECIFIC TAX ISSUES CONCERNING RULE OF 78'S CONTRACTS

     For the Rule of 78's Contracts, the purchase price paid by the Certificateholders for each Contract will reflect the principal balance of such Contract as of the Cut-Off Date (with respect to Initial Contracts) or as of the applicable Subsequent Transfer Date (with respect to Subsequent Contracts) based on the Rule of 78's (the "Cut-Off Date Scheduled Balance"). Because the Rule of 78's allocates a greater portion of the early payments under a Contract to interest than the actuarial method, the Cut-Off Date Scheduled Balance of each Contract exceeds the amount that would have been its principal balance as of the Cut-Off Date or Subsequent Transfer Date if each Contract had been amortized from origination under an actuarial method (such amount, the "Cut-Off Date Actuarial Balance").

     The Trustee and the Servicer intend to account for interest and principal on the Rule of 78's Contracts using the actuarial method, but based on the Cut-Off Date Scheduled Balance rather than the Cut-Off Date Actuarial Balance. As described above, the remaining payments due on a Rule of 78's Contract are not sufficient to amortize the Cut-Off Date Scheduled Balance of such Contract at a yield equal to its APR. Accordingly, in order to amortize the Cut-Off Date Scheduled Balance over the remaining term of the Rule of 78's Contract using the actuarial method of accounting, the Servicer will recompute the effective yield of such Contract based on the remaining payments due and the Cut-Off Date Scheduled Balance (such yield, stated as a per annum rate, the "Recomputed Yield") and will allocate each payment of Monthly P&I between principal and interest on each Contract beginning with the Cut-Off Date Scheduled Balance by applying the Recomputed Yield instead of the APR.

     The proper tax method for accounting for the Rule of 78's Contracts is uncertain. As described above, the Servicer and the Trustee intend to report income to the Certificateholders based on the Recomputed Actuarial Method (as defined below) and assuming for purposes of calculating OID, that the income on the Scheduled Balance of each Contract, at a rate equal to the Recomputed Yield minus the Retained Strip, would be treated as "qualified stated interest." See "-- Discount and Premium -- Original Issue Discount on Stripped Contracts." However, prospective investors should consult their tax advisors as to whether they may be required or permitted to use the Rule of 78's method to account for interest on the Rule of 78's Contracts. A Certificateholder will be furnished information for federal income tax purposes enabling him to report interest on such Contracts under the Rule of 78's method of accounting only upon written request to the Trustee, and payment of the actual costs of producing the same. Alternatively, the IRS could take the position that a Certificate Owner that amortizes a Rule of 78's Contract under the Recomputed Actuarial Method (rather than under the Rule of 78's method) has actually acquired a Contract having an actual principal balance equal to the Cut-Off Date Actuarial Balance at a premium equal to the difference between the Cut-Off Date Actuarial Balance and the Cut-Off Date Scheduled Balance, and that the actuarial method must be applied from the time of a Contract's origination using its actual APR. In that event (unless the Certificate Owner were to make a Total Accrual Election, as described below) it appears likely that the Certificate Owner would be required to include income at a rate equal to the full APR of the Contract (minus the Retained Strip) on a balance equal to the Cut-Off Date Actuarial Balance amortized based on the APR and an actuarial method, and should be entitled to amortize the difference between the Cut-Off Date Scheduled Balance and the Cut-Off Date Actuarial Balance to the extent it had a valid election in effect. See "-- Discount and Premium."

     As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a Certificate Owner may elect to include all income that accrues on the Certificate using the constant yield method. If a Certificate Owner makes this election (the "Total Accrual Election"), income on a Certificate will be calculated as though (i) the issue price of the Certificate were equal to the Certificate Owner's adjusted basis in the Certificate immediately after its acquisition by the Certificate Owner; (ii) the Certificate were issued on the Certificate Owner's acquisition date; and (iii) none of the interest payments on the Certificate are "qualified stated interest" payments. A Certificate Owner may make such an election for a Certificate that has premium or market discount, respectively, only if the Certificate Owner makes, or has previously made, an election to amortize bond premium or to include market discount in income currently.

     If a Rule of 78's Contract is prepaid in full, any amount collected from the Obligor pursuant to the Contract in excess of the principal balance thereof and accrued interest thereon, computed using the actuarial method and the Recomputed Yield, as described above (such method, the "Recomputed Actuarial Method" and such amount, the "Recomputed Principal Balance"), will be paid to the owner of retained yield. Such amount may be treated as additional income in the nature of a prepayment penalty to a Certificate Owner who had reported income with respect to the Contracts on the Recomputed Actuarial Method, and would be deductible only to the extent described below. Alternatively, such amount might be treated as an interest in the Contract retained by the owner of retained yield, in which event it would not be included in a Certificate Owner's income.

INCOME ON ALL CONTRACTS AND PRE-FUNDING ACCOUNT

     For federal income tax purposes, the owner of retained yield will be treated as having retained a portion (the "Retained Strip") of the interest due
on each Contract having a yield in excess of      % calculated using the
actuarial method (each, a "Stripped Contract") equal to the difference between
(x) the Recomputed Yield of the Contract and (y)      %. The Retained Strip will
be treated as "stripped coupons" within the meaning of Section 1286 of the Code, and the Stripped Contracts will be treated as "stripped bonds." If, as described above, the IRS were to take the position that the actuarial method must be applied consistently from the time of origination of a Contract, the Retained Strip would consist of a different portion of the interest that accrues at the APR on the actuarial principal balance of a Contract for each. ("Contract Due Period").

     Each Certificate Owner will be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Contracts and on the investments in the Pre-Funding Account, original issue discount and market discount (to the extent described below), payments received under the Yield Supplement Agreement (to the extent treated as income), investment earnings on amounts held pending distribution, and any gain upon collection or disposition of the Contracts. Such income (other than any original issue discount or market discount, as described below) would be includible in income in accordance with a Certificate Owner's usual method of accounting. Accordingly, interest will be includible in a Certificate Owner's gross income at the time it accrues on the Contracts, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (i) interest accrues on the Contracts over differing monthly periods and is paid in arrears and (ii) interest collected on a Contract is generally paid to Certificate Owners in the following month, the amount of interest accruing to a Certificate Owner during any month will not equal the interest distributed in that month.

     A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such holder's adjusted gross income in excess of a statutorily defined threshold ($121,200 in the case of a married couple filing jointly for the taxable year beginning in 1997 and will be adjusted for inflation each year thereafter). The Servicer will not report to Certificate Owners the amount of income or deductions attributable to interest earned on collections and certain other amounts (which are includible in gross income, but the deductions of which are subject to the foregoing limitations) and, accordingly, such a holder will not have sufficient information from the report itself to accurately reflect the holder's net taxable income.

     For administrative convenience, the Servicer intends to report the total amount of income with respect to the Certificates on an aggregate basis (as though all of the Contracts, the Pre-Funding Account and the Yield Supplement Agreement were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis. Accordingly, the IRS could require that a Certificate Owner calculate its income either (i) on an asset-by-asset basis, accounting separately for each Contract, for earnings on amounts on deposit in the Pre-Funding Account, and for payments made under the Yield Supplement Agreement, or (ii) aggregating all Stripped Contracts under the aggregation rule described below and accounting for the remaining Contracts, the Pre-Funding Account and the Yield Supplement Agreement on an asset-by-asset basis. If reporting on an aggregate basis results in under-reporting of income, or if the IRS were to take a position different from that adopted by the Trust with respect to any issue, a Certificate Owner could be required to pay interest on underpayments of tax and could be subject to penalties for under-reporting of income. See "-- Discount and Premium -- Original Issue Discount on Stripped Contracts." In computing its income on an asset-by-asset basis, a Certificate Owner would allocate its tax basis among the Contracts and its interest in the Pre-Funding

Account and in the Yield Supplement Agreement in proportion to their fair market values. Because the Recomputed Yields of the Contracts vary widely, the allocation of basis and computation of income on an asset-by-asset basis could have a more significant effect on the income of a Certificate Owner than it would if the Contracts had more uniform characteristics.

     The remainder of the disclosure generally describes the Code provisions governing reporting of income on the Contracts, the Pre-Funding Account and the Yield Supplement Agreement on a separate asset basis.

DISCOUNT AND PREMIUM

     In determining whether a Certificate Owner has purchased its interest in the Contracts (or any Contract) at a discount and whether such Contracts (or any Contract) have OID, a portion of the purchase price of a Certificate should be allocated to the Certificate Owner's undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed and rights to receive Yield Supplement Amounts. As a result, the portion of the purchase price allocable to a Certificate Owner's undivided interest in the Contracts (or any Contract) (the "Purchase Price") will be decreased and the potential OID on the Contracts (or any Contract) could be increased.

     Original Issue Discount on Stripped Contracts. Because the Stripped Contracts represent stripped bonds, they will be subject to the OID rules of the Code. Under Treasury Regulations issued under Section 1286 of the Code (the "Section 1286 Regulations"), it appears that, in general, the portion of the interest on each Contract payable to the Certificate Owners may be treated as "qualified stated interest." As a result, the amount of OID on a Contract (or Contracts) will equal the amount, if any, by which the Purchase Price is less than the portion of the remaining principal balance of the Contract (or Contracts) allocable to the interest acquired. However, if the IRS were to take the position that the actuarial method must be applied consistently from the time of origination of a Contract at a rate equal to the Contract's APR (such method, the "Origination Actuarial Method"), then a Certificate Owner would be deemed to receive interest at a different rate for each Collection Period and the remainder of the interest deemed to accrue at the Contract's APR on the actuarial principal balance would be included in the Retained Strip. As a result, it appears that none of the interest on the Stripped Contracts would be "qualified stated interest." In that event, the entire yield deemed to accrue to a Certificate Owner would be includible in income as OID, based on a yield which
should generally equal a rate equal to      %.

     The Trustee will calculate OID, if any, on all of the Contracts (including Stripped Contracts) on an aggregate basis and without the use of a prepayment assumption. Regulations issued under the OID provisions of the Code (the "OID Regulations") suggest that all payments on the Stripped Contracts that are Initial Contracts allocable to the Certificates may be aggregated in determining whether the Stripped Contracts will be treated as having OID, although the regulation does not include the Subsequent Contracts, which cannot technically be aggregated with the Initial Contracts because the Stripped Contracts are issued on a subsequent date. Separate accounting for the Stripped Contracts and the Contracts that are not stripped would reduce the possibility that the Stripped Contracts would be treated as issued with OID; however, as discussed
below, (any Contracts having a yield equal to      % (using a Recomputed Yield
for Rule of 78's Contracts)) would be treated as having imputed interest, market discount, or both. In addition, it is not clear whether use of a prepayment assumption is required in computing OID. If the IRS were to require that OID be computed on a Contract-by-Contract basis, or that a prepayment assumption be used, the character and timing of a Certificate Owner's income could be adversely affected. Because under the stripped bond rules each sale of a Certificate results in a recalculation of OID, a Certificate Owner technically will not be subject to the market discount provisions of the Code with respect to Stripped Contracts.

     The tax treatment of a Stripped Contract (or the Stripped Contracts in the aggregate) will depend upon whether the amount of OID on the Contract or Contracts is less than a statutorily defined de minimis amount. In general, under the Section 1286 Regulations the amount of OID on a Stripped Contract will be de minimis if it is less than 1/4 of one percent for each full year of weighted average maturity remaining after the purchase date until the maturity of the Contract (although it is not clear whether expected prepayments are taken into account). If the amount of OID is de minimis under this rule, a Stripped Contract would not be treated as having OID. The actual amount of discount on a Stripped Contract would be includible in income as principal payments are received on the Contract, in the proportion that each principal payment bears to the total principal amount of the Contract. If the IRS were to require the use of the Origination Actuarial Method, the OID on a Contract would not be de minimis.

     If the OID on a Contract (or Contracts) is not treated as being de minimis, a Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Contract (or Contracts). Accrued OID would increase a Certificate Owner's tax basis in the Certificate (and the applicable Contracts). Distributions of principal and other items attributable
to accrued OID (other than payments of interest on the Contracts at      %)
would reduce a Certificate Owner's tax basis. Application of the OID rules, particularly if a prepayment assumption is required and the Contracts are not aggregated, would be complex and could significantly affect the timing of inclusion of income on a Certificate.

     The Trustee intends to account for OID, if any, reportable by holders of Certificates by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID on the interest in Contracts represented by a Certificate.

     Premium. In the event that a Contract is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Contract allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield-to-maturity method over the term of the Contract if an election under
Section 171 of the Code is made with respect to the interests in the Contracts represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

YIELD SUPPLEMENT AMOUNTS

     The proper federal income tax characterization of the Yield Supplement Amounts is not clear. The rights of a Certificate Owner in the Pre-Funding Account plus the right to receive Yield Supplement Amounts could together be treated as a debt obligation of the Seller bearing interest at the Pass-Through Rate. Alternatively, a Certificate Owner could be treated as owning the investments in the Pre-Funding Account and the right to receive Yield Supplement Amounts. The right to receive Yield Supplement Amounts may be treated as a separate asset purchased by each Certificate Owner, in which event a portion of the purchase price paid by each Certificate Owner for a Certificate should be allocated to such right (such portion, the "Allocated Amount"). The Allocated Amount itself may be treated as a loan made by the Certificate Owner to the Seller, in which case a portion of the Yield Supplement Amounts should be treated as interest includible in income as accrued or received and the remainder should be treated as a return of the principal amount of the deemed loan. If the entire amount of each Yield Supplement Amount should be included in income as accrued or received, the Certificate Owner should be entitled to amortize the Allocated Amount. No assurance can be given, however, that either of these two characterizations will be accepted by the IRS.

SALE OF A CERTIFICATE

     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Contracts and any other assets held by the Trust. A Certificate Owner's adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Contracts. Any gain or loss not attributable to accrued interest or accrued market discount will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN CERTIFICATE OWNER

     Interest attributable to Contracts which is payable to a foreign Certificate Owner that is not engaged in a trade or business in the United States will generally not be subject to the 30% withholding tax generally imposed with respect to such payments, provided that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a "United States person" and it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of its source (except, with respect to the tax year of any trust that begins after December 31, 1996, a United States person shall also mean a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust).

     Proposed Treasury Regulations (the "Proposed Regulations") could affect the procedures to be followed by a nonresident investor in complying with United States Federal withholding, backup withholding and information reporting rules. The Proposed Regulations are not currently effective, but if finalized in their current form, could be effective for payments made after December 31, 1997. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Proposed Regulations on the purchase, ownership and disposition of the Certificates.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationship to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant.)

     The Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, grantor trusts and certain other entities in which a Plan (which is subject to ERISA) makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Regulation contains certain exceptions to this general rule. Accordingly if a Plan purchases the Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust.

     Under the terms of the Plan Asset Regulation, if the Trust were deemed to hold Plan assets by reason of a Plan's investment in a Certificate, such Plan assets would include an undivided interest in the Trust and Contracts underlying the Trust and any other assets held by the Trust. In such an event, the persons providing services with respect to the assets of the Trust, including the Contracts, may be subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, those persons and certain other persons, including Obligors on the receivables held in the Trust, may be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to certain transactions involving such assets or the Certificates. Accordingly, the Certificates may not be purchased by or on behalf of Plans.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement
dated March   , 1997 (the "Underwriting Agreement") between the Seller and
Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase the entire principal amount of the Certificates.

     The Seller has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a
concession not in excess of      % of the principal amount thereof. The
Underwriter may allow, and such dealers may reallow, a discount not in excess of
     % of the principal amount of the Certificates on sales to certain other dealers. After the initial public offering, the public offering price of the Certificates and such concession and discount may be changed. The Underwriter is obligated to purchase and pay for all of the Certificates if any Certificates are purchased. The Underwriter currently intends, but is not obligated, to make a market in the Certificates.

     The Seller and Onyx have agreed to indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

     Certain matters with respect to the legality of the Certificates and with respect to the federal income tax matters discussed under "Certain Tax Consequences" will be passed upon for the Seller by Brobeck, Phleger & Harrison LLP, Newport Beach, California. As of January 31, 1997, members of Brobeck, Phleger & Harrison beneficially owned 22,899 shares of Onyx's Common Stock. Bruce R. Hallett, a member of Brobeck, Phleger & Harrison LLP is Corporate Secretary and a director of Onyx. Certain legal matters with respect to the Certificates will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the Surety Bond will be passed upon for the Insurer by Shaw, Pittman, Potts & Trowbridge, New York, New York.

                                    EXPERTS

     The financial statements of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 are included herein beginning on page F-1 and have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP covering the financial statements referred to above contains an explanatory paragraph with regard to Capital Markets Assurance Corporation's adoption at December 31, 1993 of Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                         INDEX OF PRINCIPAL DEFINITIONS

Aggregate Scheduled Balance.....................................................         5, 27
Aggregate Scheduled Balance Decline.............................................         5, 27
Agreement.......................................................................             3
APR.............................................................................            20
Auto Finance Centers............................................................            15
Blanket Insurance Policy........................................................            17
Business Day....................................................................            10
Cede............................................................................            10
Certificate Balance.............................................................             4
Certificate Owner...............................................................        10, 26
Certificates....................................................................          1, 3
Closing Date....................................................................         6, 11
Code............................................................................            44
Collection Period...............................................................         5, 27
Collection Account..............................................................         4, 33
Commission......................................................................             2
Contract Due Period.............................................................            47
Contracts.......................................................................          1, 4
Cut-Off Date....................................................................          1, 3
Cut-Off Date Actuarial Balance..................................................            45
Cut-Off Date Scheduled Balance..................................................     3, 20, 45
Dealers.........................................................................             8
Defaulted Contract..............................................................             6
Definitive Certificates.........................................................            31
Distribution Date...............................................................          1, 4
Distribution Date Statement.....................................................         2, 37
DOL.............................................................................            50
Due Date........................................................................            17
DTC.............................................................................            10
Eligibility Requirements........................................................            21
Eligible Accounts...............................................................            28
Eligible Investments............................................................            33
ERISA...........................................................................            50
Events of Default...............................................................            38
Final Distribution Date.........................................................          1, 4
Financed Vehicles...............................................................          1, 4
Full Prepayment.................................................................            23
Funding Period..................................................................             6
Holders.........................................................................            31
Holdings........................................................................            36
Indirect Participants...........................................................            30
Initial Contracts...............................................................          1, 3

Initial Financed Vehicles.......................................................          1, 3
Insolvency Laws.................................................................            12
Insurance Agreement.............................................................             8
Insurer.........................................................................          1, 4
Interest Distribution...........................................................      1, 4, 27
IRS.............................................................................            44
Liquidated Contract.............................................................         5, 28
Liquidation Expenses............................................................            34
Liquidation Proceeds............................................................            34
Mandatory Partial Prepayment....................................................             6
Monthly P&I.....................................................................         5, 27
Moody's.........................................................................            33
Motor Vehicle Contracts.........................................................            15
Net Insurance Proceeds..........................................................            34
Net Liquidation Proceeds........................................................            34
Obligor.........................................................................            13
OCS.............................................................................            17
OID.............................................................................            48
OID Regulations.................................................................            48
Onyx............................................................................          1, 3
Original Certificate Balance....................................................             4
Origination Actuarial Method....................................................            48
Participants....................................................................            30
Parties in Interest.............................................................            50
Pass-Through Rate...............................................................             4
Payaheads.......................................................................         9, 34
Payahead Account................................................................            34
Paying Agent....................................................................            30
Plans...........................................................................            50
Plan Asset Regulation...........................................................            50
Pool Balance....................................................................             7
Pool/Pre-Funding Balance........................................................            24
Pool Factor.....................................................................            24
Pre-Funding Account.............................................................          1, 4
Pre-Funded Amount...............................................................          1, 6
Prepayment Assumption...........................................................            45
Principal Distribution..........................................................      1, 5, 27
Purchase Agreement..............................................................            25
Purchase Price..................................................................            48
Rating..........................................................................            13
Recomputed Actuarial Method.....................................................        21, 46
Recomputed Principal Balance....................................................            46
Recomputed Yield................................................................            46
Record Date.....................................................................            27
Rees-Levering Act...............................................................            43

Repurchase Amount...............................................................            33
Retained Strip..................................................................            47
Rule of 78's Contracts..........................................................         8, 20
Scheduled Balance...............................................................         5, 27
Section 1286 Regulations........................................................            48
Seller..........................................................................          1, 3
Servicer........................................................................          1, 3
Servicer Report Date............................................................             8
Servicing Fee...................................................................             7
Servicing Fee Rate..............................................................         7, 36
Simple Interest Contracts.......................................................         8, 20
Simple Interest Method..........................................................            20
Standard & Poor's...............................................................            33
Stripped Contract...............................................................            47
Subsequent Contracts............................................................          1, 4
Subsequent Closing Date.........................................................         9, 32
Subsequent Financed Vehicles....................................................          1, 4
Subsequent Transfer Date........................................................             4
Surety Bond.....................................................................       1, 4, 8
Total Accrual Election..........................................................            46
Transfer Certificate............................................................            32
Trust...........................................................................      1, 3, 14
Trust Property..................................................................             3
Trustee.........................................................................         3, 14
UCC.............................................................................        11, 41
Underwriter.....................................................................            50
Underwriting Agreement..........................................................            50
Yield Supplement Agent..........................................................            29
Yield Supplement Agreement......................................................         4, 29
Yield Supplement Amount.........................................................         7, 29
Yield Supplement Reserve Account................................................         7, 29

                     CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
  CAPITAL MARKETS ASSURANCE CORPORATION:

     We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.

                                                      /s/  KPMG Peat Marwick LLP

New York, New York
January 25, 1996

                     CAPITAL MARKETS ASSURANCE CORPORATION

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1995             1994
                                                                     ------------     ------------
                                              ASSETS
INVESTMENTS:
Bonds at fair value (amortized cost $210,651 at December 31, 1995
  and $178,882 at December 31, 1994)...............................    $215,706          172,016
Short-term investments (at amortized cost which approximates fair
  value)...........................................................      68,646            2,083
Mutual funds at fair value (cost $16,434 at December 31, 1994).....          --           14,969
                                                                     ------------     ------------
     Total investments.............................................     284,352          189,068
                                                                     ------------     ------------
Cash...............................................................         344               85
Accrued investment income..........................................       3,136            2,746
Deferred acquisition costs.........................................      35,162           24,860
Premiums receivable................................................       3,540            3,379
Prepaid reinsurance................................................      13,171            5,551
Other assets.......................................................       3,428            3,754
                                                                     ------------     ------------
     Total assets..................................................    $343,133          229,443
                                                                     ==========       ==========
                               LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Unearned premiums..................................................    $ 45,767           25,905
Reserve for losses and loss adjustment expenses....................       6,548            5,191
Ceded reinsurance..................................................       2,469            1,497
Accounts payable and other accrued expenses........................      10,844           10,372
Current income taxes...............................................         136               --
Deferred income taxes..............................................      11,303            3,599
                                                                     ------------     ------------
     Total liabilities.............................................      77,067           46,564
                                                                     ------------     ------------
STOCKHOLDER'S EQUITY:
Common stock.......................................................      15,000           15,000
Additional paid-in capital.........................................     205,808          146,808
Unrealized appreciation (depreciation) on investments, net of
  tax..............................................................       3,286           (5,499)
Retained earnings..................................................      41,972           26,570
                                                                     ------------     ------------
     Total stockholder's equity....................................     266,066          182,879
                                                                     ------------     ------------
     Total liabilities and stockholder's equity....................    $343,133          229,443
                                                                     ==========       ==========

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                         YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                        DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                            1995             1994             1993
                                                        ------------     ------------     ------------
REVENUES:
Direct premiums written.............................      $ 56,541           43,598           24,491
Assumed premiums written............................           935            1,064              403
Ceded premiums written..............................       (15,992)         (11,069)          (3,586)
                                                        ------------     ------------     ------------
  Net premiums written..............................        41,484           33,593           21,308
Increase in unearned premiums.......................       (12,242)         (10,490)          (3,825)
                                                        ------------     ------------     ------------
  Net premiums earned...............................        29,242           23,103           17,483
Net investment income...............................        11,953           10,072           10,010
Net realized capital gains..........................         1,301               92            1,544
Other income........................................         2,273              120              354
                                                        ------------     ------------     ------------
     Total revenues.................................        44,769           33,387           29,391
                                                        ------------     ------------     ------------
EXPENSES:
Losses and loss adjustment expenses.................         3,141            1,429              902
Underwriting and operating expenses.................        13,808           11,833           11,470
Policy acquisition costs............................         7,203            4,529            2,663
                                                        ------------     ------------     ------------
     Total expenses.................................        24,152           17,791           15,035
                                                        ------------     ------------     ------------
  Income before income taxes........................        20,617           15,596           14,356
                                                        ------------     ------------     ------------
INCOME TAXES:
Current income tax..................................         2,113              865            1,002
Deferred income tax.................................         3,102            2,843            2,724
                                                        ------------     ------------     ------------
     Total income taxes.............................         5,215            3,708            3,726
                                                        ------------     ------------     ------------
NET INCOME..........................................      $ 15,402           11,888           10,630
                                                        ==========       ==========       ==========

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                         YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                        DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                            1995             1994             1993
                                                        ------------     ------------     ------------
COMMON STOCK:
Balance at beginning of period......................      $ 15,000           15,000           15,000
                                                        ------------     ------------     ------------
  Balance at end of period..........................        15,000           15,000           15,000
                                                        ------------     ------------     ------------
ADDITIONAL PAID-IN CAPITAL:
Balance at beginning of period......................       146,808          146,808          146,808
Paid-in capital.....................................        59,000               --               --
                                                        ------------     ------------     ------------
  Balance at end of period..........................       205,808          146,808          146,808
                                                        ------------     ------------     ------------
UNREALIZED (DEPRECIATION) APPRECIATION ON
  INVESTMENTS, NET OF TAX:
Balance at beginning of period......................        (5,499)           3,600               --
Unrealized appreciation (depreciation) on
  investments.......................................         8,785           (9,099)           3,600
                                                        ------------     ------------     ------------
  Balance at end of period..........................         3,286           (5,499)           3,600
                                                        ------------     ------------     ------------
RETAINED EARNINGS:
Balance at beginning of period......................        26,570           14,682            4,052
Net income..........................................        15,402           11,888           10,630
                                                        ------------     ------------     ------------
  Balance at end of period..........................        41,972           26,570           14,682
                                                        ------------     ------------     ------------
     Total stockholder's equity.....................      $266,066          182,879          180,090
                                                        ==========       ==========       ==========

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                         YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                        DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                            1995             1994             1993
                                                        ------------     ------------     ------------
Cash flows from operating activities:
Net income..........................................     $   15,402           11,888           10,630
                                                        ------------     ------------     ------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
  PROVIDED (USED) BY OPERATING ACTIVITIES:
  Reserve for losses and loss adjustment expenses...          1,357            1,429              902
  Unearned premiums.................................         19,862           15,843            4,024
  Deferred acquisition costs........................        (10,302)          (9,611)          (9,815)
  Premiums receivable...............................           (161)          (2,103)            (432)
  Accrued investment income.........................           (390)            (848)            (110)
  Income taxes payable..............................          3,621            2,611            2,872
  Net realized capital gains........................         (1,301)             (92)          (1,544)
  Accounts payable and other accrued expenses.......            472            3,726            1,079
  Prepaid reinsurance...............................         (7,620)          (5,352)            (199)
  Other, net........................................            992              689            1,201
                                                        ------------     ------------     ------------
     Total adjustments..............................          6,530            6,292           (2,022)
                                                        ------------     ------------     ------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES.........         21,932           18,180            8,608
                                                        ------------     ------------     ------------
Cash flows from investing activities:
Purchases of investments............................       (158,830)         (77,980)        (139,061)
Proceeds from sales of investments..................         49,354           39,967           24,395
Proceeds from maturities of investments.............         28,803           19,665          106,042
                                                        ------------     ------------     ------------
  NET CASH USED IN INVESTING ACTIVITIES.............        (80,673)         (18,348)          (8,624)
                                                        ------------     ------------     ------------
Cash flows from financing activities:
Capital contribution................................         59,000               --               --
                                                        ------------     ------------     ------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES.........         59,000               --               --
                                                        ------------     ------------     ------------
Net increase (decrease) in cash.....................            259             (168)             (16)
Cash balance at beginning of period.................             85              253              269
                                                        ------------     ------------     ------------
  CASH BALANCE AT END OF PERIOD.....................     $      344               85              253
                                                         ==========       ==========       ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income taxes paid...................................     $    1,450            1,063              833
                                                         ==========       ==========       ==========

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1)  BACKGROUND

     Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by S&P Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2)  SIGNIFICANT ACCOUNTING POLICIES

     Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

     a)   BASIS OF PRESENTATION

        The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

     b)   INVESTMENTS

        At December 31, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, the Company can classify its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. As of December 31, 1995 and 1994, all of the Company's securities have been classified as available-for-sale.

        Available-for-sale securities are recorded at fair value. Fair value is based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's

                     CAPITAL MARKETS ASSURANCE CORPORATION
        equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

        A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

        Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

        Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

     C)   REVENUE RECOGNITION

        Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the year ended December 31, 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an upfront basis.

     D)   DEFERRED ACQUISITION COSTS

        Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

     E)   RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

        The reserve for losses and loss adjustment expenses consists of a Supplemental Loss Reserve ("SLR") and a case basis loss reserve. The SLR is established based on expected levels of defaults resulting from credit failures on currently insured issues. This SLR is based on estimates of the portion of earned premiums required to cover those claims.

        A case basis loss reserve is established for insured obligations when, in the judgement of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable.

        Management believes that the current level of reserves is adequate to cover the estimated liability for claims and the related adjustment expenses with respect to financial guaranties issued by

                     CAPITAL MARKETS ASSURANCE CORPORATION

        CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore there can be no assurance that losses in CapMAC's insured portfolio will not exceed the loss reserves.

     f)    DEPRECIATION

        Leasehold improvements, furniture and fixtures are being depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

     g)   INCOME TAXES

        Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     h)   RECLASSIFICATIONS

        Certain prior year balances have been reclassified to conform to the current year presentation.

3)  INSURED PORTFOLIO

     At December 31, 1995 and 1994, the principal amount of financial obligations insured by CapMAC was $16.9 billion and $11.6 billion, respectively, and net of reinsurance (net principal outstanding), was $12.6 billion and $9.4 billion, respectively, with a weighted average life of 6.0 years and 5.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1995 and 1994, the statutory qualified capital was approximately $240 million and $170 million, respectively.

                                                                 NET PRINCIPAL OUTSTANDING
                                                           --------------------------------------
                                                                                   DECEMBER 31,
                                                           DECEMBER 31, 1995           1994
                                                           -----------------     ----------------
               TYPE OF OBLIGATIONS INSURED                 AMOUNT        %       AMOUNT       %
---------------------------------------------------------  -------     -----     ------     -----
                                                           $ IN MILLIONS
Consumer receivables.....................................  $ 6,959      55.1     $4,740      50.4
Trade and other corporate obligations....................    4,912      38.9      4,039      43.0
Municipal/government obligations.........................      757       6.0        618       6.6
                                                           -------     -----     ------     -----
     Total...............................................  $12,628     100.0     $9,397     100.0
                                                           =======     =====     ======     =====

     At December 31, 1995, approximately 85% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The

                     CAPITAL MARKETS ASSURANCE CORPORATION
level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

     During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

     The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

 YEAR ENDED DECEMBER 31, 1995       YEAR ENDED DECEMBER 31, 1994       YEAR ENDED DECEMBER 31, 1993
-------------------------------    -------------------------------    -------------------------------
                         % OF                               % OF                               % OF
        NAME           REVENUES            NAME           REVENUES            NAME           REVENUES
---------------------  --------    ---------------------  --------    ---------------------  --------
Citicorp.............    15.2      Citicorp.............    16.3      Citicorp.............    13.7
                                                                      Merrill Lynch &
                                                                      Co...................    14.1

4)  INVESTMENTS

     At December 31, 1995 and 1994, all of the Company's investments were classified as available-for-sale securities. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1995 and 1994 were as follows ($ in thousands):

                                                                     DECEMBER 31, 1995
                                                     --------------------------------------------------
                                                                    GROSS         GROSS       ESTIMATED
                                                     AMORTIZED    UNREALIZED    UNREALIZED      FAIR
          SECURITIES AVAILABLE-FOR-SALE                COST         GAINS         LOSSES        VALUE
--------------------------------------------------   ---------    ----------    ----------    ---------
U.S. Treasury obligations.........................   $   4,153          55           --          4,208
Mortgage-backed securities of U.S. government
  instrumentalities and agencies..................     100,628         313           79        100,862
Obligations of states, municipalities and
  political subdivisions..........................     166,010       4,809           82        170,737
Corporate and asset-backed securities.............       8,506          45            6          8,545
                                                     ---------    ----------        ---       ---------
     Total........................................   $ 279,297       5,222          167        284,352
                                                      ========    ========      ========       =======

                                                                     DECEMBER 31, 1994
                                                     --------------------------------------------------
                                                                    GROSS         GROSS       ESTIMATED
                                                     AMORTIZED    UNREALIZED    UNREALIZED      FAIR
          SECURITIES AVAILABLE-FOR-SALE                COST         GAINS         LOSSES        VALUE
--------------------------------------------------   ---------    ----------    ----------    ---------
U.S. Treasury obligations.........................   $   4,295         --            153         4,142
Mortgage-backed securities of U.S. government
  instrumentalities and agencies..................      40,973         --          2,986        37,987
Obligations of states, municipalities and
  political subdivisions..........................     128,856        364          3,994       125,226
Corporate and asset-backed securities.............       6,841         15            112         6,744
Mutual funds......................................      16,434         --          1,465        14,969
                                                     ---------        ---       ----------    ---------
     Total........................................   $ 197,399        379          8,710       189,068
                                                      ========    ========      ========       =======

                     CAPITAL MARKETS ASSURANCE CORPORATION

     The Company's investment in mutual funds in 1994 represents an investment in an open-end management investment company which invests primarily in investment-grade fixed-income securities denominated in foreign and United States currencies.

     The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 by contractual maturity are shown below ($ in thousands):

                                                                            DECEMBER 31, 1995
                                                                         -----------------------
                                                                         AMORTIZED    ESTIMATED
                    SECURITIES AVAILABLE-FOR-SALE                          COST       FAIR VALUE
---------------------------------------------------------------------    --------     ----------
Less than one year to maturity.......................................    $  5,569         5,572
One to five years to maturity........................................      37,630        38,553
Five to ten years to maturity........................................      99,567       102,264
Greater than ten years to maturity...................................      35,903        37,101
                                                                         --------     ----------
  Sub-total..........................................................     178,669       183,490
Mortgage-backed securities...........................................     100,628       100,862
                                                                         --------     ----------
     Total...........................................................    $279,297       284,352
                                                                         ========      ========

     Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

     Proceeds from sales of investment securities were approximately $49 million, $40 million and $24 million in 1995, 1994 and 1993, respectively. Gross realized capital gains of $1,320,000, $714,000 and $1,621,000, and gross realized capital losses of $19,000, $622,000 and $77,000 were realized on those sales for the years ended December 31, 1995, 1994 and 1993, respectively.

     Investments include bonds having a fair value of approximately $3,985,000 and $3,873,000 (amortized cost of $3,970,000 and $4,011,000) which are on deposit at December 31, 1995 and 1994, respectively, with state regulators as required by law.

     Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                                         YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                        DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                            1995             1994             1993
                                                        ------------     ------------     ------------
                                                        $ IN THOUSANDS
Bonds...............................................      $ 11,105            9,193            7,803
Short-term investments..............................         1,245              484              572
Mutual funds........................................          (162)             579            1,801
Investment expenses.................................          (235)            (184)            (166)
                                                        ------------     ------------     ------------
     Total..........................................      $ 11,953           10,072           10,010
                                                        ==========       ==========       ==========

                     CAPITAL MARKETS ASSURANCE CORPORATION

     The change in unrealized appreciation (depreciation) on available-for-sale securities is included in a separate component of stockholder's equity as shown below:

                                                                      YEAR ENDED       YEAR ENDED
                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1995             1994
                                                                     ------------     ------------
                                                                            $ IN THOUSANDS
Balance at beginning of period...................................      $ (5,499)           3,600
Change in unrealized appreciation (depreciation).................        13,386          (13,786)
Income tax effect................................................        (4,601)           4,687
                                                                     ------------     ------------
Net change.......................................................         8,785           (9,099)
                                                                     ------------     ------------
  BALANCE AT END OF PERIOD.......................................      $  3,286           (5,499)
                                                                     ==========       ==========

     No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 10% of stockholder's equity as of December 31, 1995.

5)  DEFERRED ACQUISITION COSTS

     The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                                         YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                        DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                            1995             1994             1993
                                                        ------------     ------------     ------------
                                                                        $ IN THOUSANDS
Balance at beginning of period......................      $ 24,860           15,249            5,434
Additions...........................................        17,505           14,140           12,478
Amortization (policy acquisition costs).............        (7,203)          (4,529)          (2,663)
                                                        ------------     ------------     ------------
  BALANCE AT END OF PERIOD..........................      $ 35,162           24,860           15,249
                                                        ==========       ==========       ==========

6)  EMPLOYEE BENEFITS

     On June 25, 1992, CapMAC entered into a Service Agreement with CapMAC Financial Services, Inc. ("CFS"), which was then a newly formed wholly-owned subsidiary of Holdings. Under the Service Agreement, CFS has agreed to provide various services, including underwriting, reinsurance, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS an arm's length fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,484,000, $11,081,000 and $9,789,000 in 1995, 1994 and 1993, respectively.

     CFS maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award based upon Holdings' and an individual's performance. CFS also has a health and welfare plan and a 401(k) plan to cover substantially all of its employees. CapMAC reimburses CFS for all out-of-pocket expenses incurred by CFS in providing services to CapMAC, including awards given under the incentive compensation plan and benefits provided under the health and welfare plan. For the years ended December 31, 1995, 1994 and 1993, the Company had provided approximately $7,804,000, $5,253,000 and $3,528,000, respectively, for the annual discretionary bonus plan.

                     CAPITAL MARKETS ASSURANCE CORPORATION

     One June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. The cash amount will be held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December, 2000.

7)  EMPLOYEE STOCK OWNERSHIP PLAN

     On June 25, 1992, Holdings adopted an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). The ESOP Trust purchased 750,000 shares at $13.33 per share of Holdings' stock. The ESOP Trust financed its purchase of common stock with a loan from Holdings in the amount of $10 million. The ESOP loan is evidenced by a promissory note delivered to Holdings. An amount representing unearned employee compensation, equivalent in value to the unpaid balance of the ESOP loan, is recorded as a deduction from stockholder's equity (unallocated ESOP shares).

     CFS is required to make contributions to the ESOP Trust, which enables the ESOP Trust to service its loan to Holdings. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1995 approximately 262,800 shares were allocated to the participants. Compensation expense related to the ESOP was approximately $2,087,000, $2,086,000 and $1,652,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

8)  RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

     The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

     In 1995 CapMAC incurred its first claim on a financial guaranty policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

                     CAPITAL MARKETS ASSURANCE CORPORATION

     The following is a summary of the activity in the case basis loss reserve account and the components of the liability for losses and loss adjustment expenses ($ in thousands):

CASE BASIS LOSS RESERVE
Net balance at January 1, 1995....................................................    $   --
                                                                                      ------
INCURRED RELATED TO:
  Current year....................................................................     2,473
  Prior years.....................................................................        --
                                                                                      ------
     Total incurred...............................................................     2,473
                                                                                      ------
PAID INCURRED TO:
  Current year....................................................................     1,853
  Prior years.....................................................................        --
                                                                                      ------
     Total paid...................................................................     1,853
                                                                                      ------
Balance at December 31, 1995......................................................       620
                                                                                      ------
Reinsurance recoverable...........................................................        69
                                                                                      ------
Supplemental loss reserve.........................................................     5,859
                                                                                      ------
     Total........................................................................    $6,548
                                                                                      ======

9)  INCOME TAXES

     Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

     Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1995 and 34% in 1994 and 1993:

                                                  YEAR ENDED         YEAR ENDED         YEAR ENDED
                                                 DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                     1995               1994               1993
                                                ---------------    ---------------    --------------
                                                AMOUNT      %      AMOUNT      %      AMOUNT     %
                                                ------    -----    ------    -----    ------    ----
                                                                   $ IN THOUSANDS
Expected tax expense computed at the
  statutory rate.............................   $7,216     35.0    $5,303     34.0    $4,881    34.0
Increase (decrease) in tax resulting from:
  Tax-exempt interest........................   (2,335)   (11.3)   (1,646)   (10.6)   (1,140)   (7.9)
  Other, net.................................      334      1.6        51      0.4       (15)   (0.1)
                                                ------    -----    ------    -----    ------    ----
     Total income tax expense................   $5,215     25.3    $3,708     23.8    $3,726    26.0
                                                ======    =====    ======    =====    ======    ====

                     CAPITAL MARKETS ASSURANCE CORPORATION

     The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1995             1994
                                                                     ------------     ------------
                                                                            $ IN THOUSANDS
DEFERRED TAX ASSETS:
Unrealized capital losses on investments.........................      $     --           (2,833)
Deferred compensation............................................        (1,901)          (1,233)
Losses and loss adjustment expenses..............................        (1,002)            (936)
Unearned premiums................................................          (852)            (762)
Other, net.......................................................           (98)            (228)
                                                                     ------------     ------------
     Total gross deferred tax assets.............................        (3,853)          (5,992)
                                                                     ------------     ------------
DEFERRED TAX LIABILITIES:
Deferred acquisition costs.......................................        12,307            8,453
Unrealized capital gains on investments..........................         1,769               --
Deferred capital gains on investments............................           654              726
Other, net.......................................................           426              412
                                                                     ------------     ------------
     Total gross deferred tax liabilities........................        15,156            9,591
                                                                     ------------     ------------
  Net deferred tax liability.....................................      $ 11,303            3,599
                                                                     ==========       ==========

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

10) INSURANCE REGULATORY RESTRICTIONS

     CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of
(i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1995, 1994 and 1993. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1995 and 1994 was approximately $195,018,000 and $139,739,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $9,000,000, $4,543,000 and $4,528,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

                     CAPITAL MARKETS ASSURANCE CORPORATION

11) COMMITMENTS AND CONTINGENCIES

     On January 1, 1988, the Company assumed from Citibank, N.A. the obligations of a sublease agreement for space occupied in New York. On November 21, 1993, the sublease was terminated and a new lease was negotiated which expires on November 20, 2008. CapMAC has a lease agreement for its London office beginning October 1, 1992 and expiring October 1, 2002. As of December 31, 1995, future minimum payments under the lease agreements are as follows:

                                                                                     PAYMENT
                                                                                  --------------
                                                                                  $ IN THOUSANDS
1996............................................................................     $  2,255
1997............................................................................        2,948
1998............................................................................        3,027
1999............................................................................        3,476
2000 and thereafter.............................................................       36,172
                                                                                  --------------
     Total......................................................................     $ 47,878
                                                                                   ==========

     Rent expense, commercial rent taxes and electricity for the years ended December 31, 1995, 1994 and 1993 amounted to $1,939,000, $2,243,000 and
$2,065,000, respectively.

     CapMAC has available a $100,000,000 standby corporate liquidity facility (the "Liquidity Facility") provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. For the years ended December 31, 1995, 1994 and 1993, no draws had been made under the Liquidity Facility.

12) REINSURANCE

     In the ordinary course of business, CapMAC cedes exposure under various treaty, pro rata and excess of loss reinsurance contracts primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

     The effect of reinsurance on premiums written and earned was as follows:

                                                   YEARS ENDED DECEMBER 31,
                           -------------------------------------------------------------------------
                                   1995                      1994                      1993
                           ---------------------     ---------------------     ---------------------
                           WRITTEN       EARNED      WRITTEN       EARNED      WRITTEN       EARNED
                           --------     --------     --------     --------     --------     --------
                                                        $ IN THOUSANDS
Direct.................    $ 56,541       36,853       43,598       28,561       24,491       20,510
Assumed................         935          761        1,064          258          403          364
Ceded..................     (15,992)      (8,372)     (11,069)      (5,716)      (3,586)      (3,391)
                           --------     --------     --------     --------     --------     --------
     Net Premiums......    $ 41,484       29,242       33,593       23,103       21,308       17,483
                           ========     ========     ========     ========     ========     ========

     Although the reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders, it is the industry practice of insurers for financial statement purposes to treat reinsured risks as though they were risks for which the ceding insurer was only contingently liable. A contingent liability exists with respect to the aforementioned reinsurance arrangements which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At

                     CAPITAL MARKETS ASSURANCE CORPORATION

December 31, 1995 and 1994, CapMAC had ceded loss reserves of $69,000 and $0, respectively, and had ceded unearned premiums of $13,171,000 and $5,551,000, respectively.

     In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

     The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. In the 1994 policy year, the agreement provided $5 million of loss coverage in excess of the premium deposit amounts of $2 million retained in the Lureco Trust Account. No losses were applied against the Lureco Trust Account or ceded to the Lureco Treaty in 1994. The agreement was renewed for the 1995 policy year and provides $5 million of loss coverage in excess of the premium deposit amount of $4.5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

     In addition to its capital (including statutory contingency reserves) and other reinsurance available to pay claims under its insurance contracts, on June 25, 1992, CapMAC entered into a Stop Loss Reinsurance Agreement (the "Stop-loss Agreement") with Winterthur Swiss Insurance Company ("Winterthur") which is rated "AAA" by S&P and "Aaa" by Moody's. At the same time, CapMAC and Winterthur also entered into a Quota Share Reinsurance Agreement (the "Winterthur Quota Share Agreement") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC.

     The Winterthur Stop-loss Agreement had an original term of seven years and was renewable for successive one-year periods. In April 1995, Winterthur notified CapMAC that it was canceling the Winterthur Stop-loss Agreement and the Winterthur Quota Share Agreement effective June 30, 1996.

     CapMAC elected to terminate the Winterthur Stop-loss Agreement effective November 30, 1995 and, on the same date, entered into a Stop-loss Reinsurance Agreement with Mitsui Marine (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine would be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances.

     The Winterthur Quota Share Agreement was canceled November 30, 1995. On January 1, 1996, CapMAC will reassume the liability, principally unearned premium, for all policies reinsured by Winterthur. As a result, CapMAC will reassume approximately $1.4 billion of principal insured by Winterthur as of December 31, 1995. In connection with the commutation, Winterthur will return the unearned premiums as of December 31, 1995, net of ceding commission and federal excise tax. Such amount is expected to total approximately $2.0 million.

                     CAPITAL MARKETS ASSURANCE CORPORATION

13) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994. SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                     DECEMBER 31, 1995           DECEMBER 31, 1994
                                                  -----------------------     -----------------------
                                                  CARRYING     ESTIMATED      CARRYING     ESTIMATED
                                                   AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                                  --------     ----------     --------     ----------
                                                                    $ IN THOUSANDS
FINANCIAL ASSETS:
Investments...................................    $284,352        284,352      189,068        189,068
OFF-BALANCE-SHEET INSTRUMENTS:
Financial Guarantees Outstanding..............    $     --        147,840           --         93,494
Ceding Commission.............................    $     --         44,352           --         28,048

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

INVESTMENTS

     The fair values of fixed maturities and mutual funds are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

FINANCIAL GUARANTEES OUTSTANDING

     The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1995 and 1994. The amount calculated is equivalent to the consideration that would be paid under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of installment premium actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a net reduction in installment revenue, resulting in lower revenues.

14) CAPITALIZATION

     The Company's certificate of incorporation authorizes the issuance of 15,000,000 shares of common stock, par value $1.00 per share. Authorized, issued and outstanding shares at December 31, 1995 and 1994 were 15,000,000 at $1.00 per share.

     In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an Initial Public Offering and private placements were contributed to CapMAC.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996

                                   (UNAUDITED)

                      CAPITAL MARKETS ASSURANCE CORPORATION
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS
                                     ------

                                                                 September 30,1996     December 31,1995
                                                                    (Unaudited)
-------------------------------------------------------------------------------------------------------
INVESTMENTS:

Bonds at fair value (amortized cost $283,996 at September
30, 1996 and $210,651 at December 31, 1995)                             $  284,595              215,706

Short-term investments (at amortized cost which
approximates fair value)                                                    23,081               68,646
-------------------------------------------------------------------------------------------------------
   Total investments                                                       307,676              284,352
-------------------------------------------------------------------------------------------------------
Cash                                                                           514                  344

Accrued investment income                                                    3,604                3,136

Deferred acquisition costs                                                  42,350               35,162

Premiums receivable                                                          4,068                3,540

Prepaid reinsurance                                                         17,801               13,171

Other assets                                                                 4,194                3,428
-------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                         $  380,207              343,133
=======================================================================================================
                                     LIABILITIES AND STOCKHOLDER'S EQUITY
                                     ------------------------------------

LIABILITIES:

Unearned premiums                                                       $   61,410               45,767

Reserve for losses and loss adjustment expenses                              9,602                6,548

Ceded reinsurance                                                            2,455                2,469

Accounts payable and other accrued expenses                                 12,446               10,844

Current income taxes                                                             -                  136

Deferred income taxes                                                       13,608               11,303
-------------------------------------------------------------------------------------------------------
   Total liabilities                                                        99,521               77,067
-------------------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY:

Common stock                                                                15,000               15,000

Additional paid-in capital                                                 208,475              205,808

Unrealized appreciation on investments, net of tax                             389                3,286

Retained earnings                                                           56,822               41,972
-------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                              280,686              266,066
-------------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                           $  380,207              343,133
=======================================================================================================

                 See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION
                              STATEMENTS OF INCOME
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                        Three Months Ended         Nine Months Ended
                                                           September 30              September 30
                                                          1996        1995        1996          1995
----------------------------------------------------------------------------------------------------
REVENUES:

Direct premiums written                             $   17,206      12,204      49,983        45,042

Assumed premiums written                                     8         102       1,032           925

Ceded premiums written                                  (4,129)     (6,188)    (11,142)      (11,834)
----------------------------------------------------------------------------------------------------
   Net premiums written                                 13,085       6,118      39,873        34,133

(Increase) decrease in unearned premiums                (3,042)      1,193     (11,014)      (12,418)
----------------------------------------------------------------------------------------------------
   Net premiums earned                                  10,043       7,311      28,859        21,715

Net investment income                                    4,307       3,013      12,296         8,606

Net realized capital gains (loss)                          (57)        364         111           449

Other income                                                25          14         104            38
----------------------------------------------------------------------------------------------------
   Total revenues                                       14,318      10,702      41,370        30,808
----------------------------------------------------------------------------------------------------

EXPENSES:

Losses and loss adjustment expenses                      1,248         821       3,432         2,279

Underwriting and operating expenses                      3,780       2,563      11,142         9,939

Policy acquisition costs                                 2,126       2,022       6,249         5,481
----------------------------------------------------------------------------------------------------
   Total expenses                                        7,154       5,406      20,823        17,699
----------------------------------------------------------------------------------------------------
   Income before income taxes                            7,164       5,296      20,547        13,109
----------------------------------------------------------------------------------------------------

INCOME TAXES:

Current federal income tax                               1,027         231       3,008           895

Deferred federal income tax                                718       1,280       2,689         2,256
----------------------------------------------------------------------------------------------------
   Total income taxes                                    1,745       1,511       5,697         3,151
----------------------------------------------------------------------------------------------------

   NET INCOME                                       $    5,419       3,785      14,850         9,958
====================================================================================================

                 See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION
                        STATEMENT OF STOCKHOLDER'S EQUITY
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                       Nine Months Ended
                                                      September 30, 1996
------------------------------------------------------------------------
COMMON STOCK:

Balance at beginning of period                                $   15,000
------------------------------------------------------------------------
   Balance at end of period                                       15,000
------------------------------------------------------------------------

ADDITIONAL PAID-IN CAPITAL:

Balance at beginning of period                                   205,808

Capital contribution                                               2,667
------------------------------------------------------------------------
   Balance at end of period                                      208,475
------------------------------------------------------------------------

UNREALIZED (DEPRECIATION) APPRECIATION
ON INVESTMENTS, NET OF TAX:

Balance at beginning of period                                     3,286

Unrealized depreciation on investments                            (2,897)
------------------------------------------------------------------------
   Balance at end of period                                          389
------------------------------------------------------------------------


RETAINED EARNINGS:

Balance at beginning of period                                    41,972

Net income                                                        14,850
------------------------------------------------------------------------
   Balance at end of period                                       56,822
------------------------------------------------------------------------

   TOTAL STOCKHOLDER'S EQUITY                                 $  280,686
========================================================================

                See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                    Nine Months Ended     Nine Months Ended
                                                                   September 30, 1996    September 30, 1995
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                                  $  14,850                 9,958
-----------------------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
PROVIDED (USED) BY OPERATING ACTIVITIES:

   Reserve for losses and loss adjustment expenses                              3,054                 1,474

   Unearned premiums                                                           15,643                17,982

   Deferred acquisition costs                                                  (7,188)               (6,981)

   Premiums receivable                                                           (528)                   81

   Accrued investment income                                                     (468)                   63

   Income taxes payable                                                         2,341                 2,447

   Net realized capital gains                                                    (111)                 (449)

   Accounts payable and other accrued expenses                                  5,445                 3,456

   Prepaid reinsurance                                                         (4,630)               (5,564)

   Other, net                                                                    (381)                2,253
-----------------------------------------------------------------------------------------------------------
         Total adjustments                                                     13,177                14,762
-----------------------------------------------------------------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                  28,027                24,720
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of investments                                                     (154,308)             (109,235)

Proceeds from sale of investments                                              35,388                38,577

Proceeds from maturities of investments                                        91,063                37,361
-----------------------------------------------------------------------------------------------------------
   NET CASH USED IN INVESTING ACTIVITIES                                      (27,857)              (33,297)
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

Paid-in capital                                                                     -                 9,000
-----------------------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                                        -                 9,000
-----------------------------------------------------------------------------------------------------------
Net increase in cash                                                              170                   423

Cash balance at beginning of period                                               344                    85
-----------------------------------------------------------------------------------------------------------
   CASH BALANCE AT END OF PERIOD                                            $     514                   508
===========================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:

Income taxes paid                                                           $   3,225                   650

Tax and loss bonds purchased                                                $     131                    54
===========================================================================================================

                 See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996


1.       BACKGROUND

         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       BASIS OF PRESENTATION

         CapMAC's unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

3.       RECLASSIFICATIONS

         Certain prior period balances have been reclassified to conform to the current period presentation.

======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF A TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
Available Information...................    2
Reports to Certificateholders...........    2
Summary.................................    3
Risk Factors............................   11
The Trust...............................   14
The Onyx Portfolio of Motor Vehicle
  Contracts.............................   15
The Contracts...........................   20
Maturity and Prepayment Assumptions.....   23
Yield Considerations....................   24
Pool Factor.............................   24
Use of Proceeds.........................   24
The Seller..............................   24
The Servicer............................   25
The Certificates and the Agreement......   26
Description of the Insurer..............   36
Additional Provisions of the
  Agreement.............................   37
Certain Legal Aspects of the
  Contracts.............................   41
Certain Tax Consequences................   44
ERISA Considerations....................   50
Underwriting............................   51
Legal Matters...........................   51
Experts.................................   51
Financial Statements of Insurer.........  F-1
             ------------------
  UNTIL JUNE   , 1997 (90 DAYS AFTER THE DATE
OF THIS PROSPECTUS) ALL DEALERS EFFECTING
TRANSACTIONS IN THE CERTIFICATES, WHETHER OR
NOT PARTICIPATING IN THIS DISTRIBUTION, MAY
BE REQUIRED TO DELIVER A PROSPECTUS. THIS
DELIVERY REQUIREMENT IS IN ADDITION TO THE
OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS
WHEN ACTING AS AN UNDERWRITER AND WITH
RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.
=============================================

======================================================
                               $

                                ONYX ACCEPTANCE
                              GRANTOR TRUST 1997-1

                                      % AUTO LOAN
                           PASS-THROUGH CERTIFICATES

                                      LOGO

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller

                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer
                          ---------------------------
                              P R O S P E C T U S
                          ---------------------------
                              MERRILL LYNCH & CO.

                                 MARCH   , 1997
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Registration Fee..........................................................  $
    Printing and Engraving....................................................  $
    Trustee's Fee.............................................................  $
    Legal Fees and Expenses...................................................  $
    Blue Sky Fees and Expenses................................................  $
    Accountant's Fees and Expenses............................................  $
    Rating Agency Fees........................................................  $
    Miscellaneous Fees and Expenses...........................................  $
                                                                                --------
         Total Expenses.......................................................  $
                                                                                ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law ("Delaware Law") Onyx Acceptance Financial Corporation (the "Company") has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws (the "Bylaws") (Exhibit 3.2 hereto) provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law and requires the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Certificate of Incorporation (the "Certificate of Incorporation") (Exhibit 3.1 hereto) provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefits to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company plans to acquire a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Company against losses arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the Company for amounts which the Company lawfully indemnifies or for which it is required or permitted by law to indemnify its directors and officers.

     In addition, the Company expects to enter into agreements to indemnify its directors and certain of its officers in addition to indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company.

     The Underwriting Agreement provides for indemnification by the Company of the Underwriters, for certain liabilities rising under the Securities Act or otherwise. It also provides, in certain limited instances, for indemnification by the Underwriters of the Company with respect to information furnished by or on behalf of the Underwriter that are contained in this prospectus or included as part of this Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS

        EXHIBIT
        NUMBER                                      DESCRIPTION
        -------     ---------------------------------------------------------------------------
           1.1      Form of Underwriting Agreement.*
           3.1      Certificate of Incorporation of the Seller incorporated herein by reference to the Registrant's Registration Statement on Form S-1 No. 333-4220
           3.2      Bylaws of the Seller incorporated herein by reference to the Registrant's
                    Registration Statement on Form S-1 No. 333-4220
           4.1      Form of Pooling and Servicing Agreement among the Seller, the Servicer and the Trustee*
           5.1      Opinion of Brobeck, Phleger & Harrison LLP, re: Legality*
           6.1      Opinion of Brobeck, Phleger & Harrison LLP, re: Tax Matters*
          23.1      Consent of Brobeck, Phlegar & Harrison LLP, (contained in Exhibit 5.2)*
          23.2      Consent of Brobeck, Phlegar & Harrison LLP, (contained in Exhibit 8.1)*
          23.3      Consent of KPMG Peat Marwick LLP with respect to financial statements of
                    Capital Markets Assurance Corporation
            24      Powers of Attorney (included in signature page)

---------------

* To be filed by amendment.

     (b) FINANCIAL STATEMENT SCHEDULES

     Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 24, 1997.

                                          Onyx Acceptance Financial Corporation

                                          By: /s/        JOHN W. HALL

                                          --------------------------------------
                                                       John W. Hall
                                              Director, President and Chief
                                                    Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Regan E. Kelly and Don P. Duffy his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post effective amendments, to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                              TITLE                      DATE
---------------------------------------------  --------------------------

              /s/ JOHN W. HALL                    President and Chief         February 24, 1997
---------------------------------------------      Executive Officer,
                John W. Hall                            Director
                                                  (Principal Executive
                                                        Officer)

              /s/ DON P. DUFFY                  Executive Vice President      February 24, 1997
---------------------------------------------     and Chief Financial
                Don P. Duffy                            Officer,
                                                  Director (Principal
                                                       Financial
                                                and Accounting Officer)

             /s/ REGAN E. KELLY                Executive Vice President,      February 24, 1997
---------------------------------------------           Director
               Regan E. Kelly

            /s/ KURT C. BICKNELL                        Director              February 24, 1997
---------------------------------------------
              Kurt C. Bicknell

              /s/ STEVE M. BOND                         Director              February 24, 1997
---------------------------------------------
                Steve M. Bond

                                 EXHIBIT INDEX

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                    DESCRIPTION                                     PAGE
-------     ------------------------------------------------------------------------  ------------
   1.1      Form of Underwriting Agreement.*........................................
   3.1      Certificate of Incorporation of the Seller incorporated herein by reference to the Registrant's Registration Statement on Form S-1 No.
            333-4220................................................................
   3.2      Bylaws of the Seller incorporated herein by reference to the
            Registrant's Registration Statement on Form S-1 No. 333-4220............
   4.1      Form of Pooling and Servicing Agreement among the Seller, the Servicer and the Trustee*........................................................
   5.1      Opinion of Brobeck, Phleger & Harrison LLP, re: Legality*...............
   6.1      Opinion of Brobeck, Phleger & Harrison LLP, re: Tax Matters*............
  23.1      Consent of Brobeck, Phlegar & Harrison LLP, (contained in Exhibit
            5.2)*...................................................................
  23.2      Consent of Brobeck, Phlegar & Harrison LLP, (contained in Exhibit
            8.1)*...................................................................
  23.3      Consent of KPMG Peat Marwick LLP with respect to financial statements of
            Capital Markets Assurance Corporation...................................
    24      Powers of Attorney (included in signature page).........................

---------------

* To be filed by amendment.